SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
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[X]	Definitive Proxy Statement
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Fulton Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MONDAY, APRIL 30, 2012 AT 10:00 A.M.

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held on Monday, April 30, 2012, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of thirteen (13) director nominees to serve for one-year terms;

2.	EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay (“Say-on-Pay”) resolution to approve the compensation of the named executive officers;

3.	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012; and

4.	OTHER BUSINESS. Such other business as may properly be brought before the meeting and any adjournments thereof.

     Only those shareholders of record at the close of business on March 1, 2012, shall be entitled to be given notice of, and to vote at, the meeting. It is requested that you promptly execute the enclosed Proxy and return it in the enclosed postpaid envelope. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. You are cordially invited to attend the meeting, but if you plan on attending, please RSVP that you will attend. Your Proxy is revocable and may be withdrawn at any time before it is voted at the meeting.

     If you would like to reduce the costs incurred by Fulton in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

     A copy of the Annual Report on Form 10-K of Fulton Financial Corporation is also enclosed.

Sincerely, George R. Barr, Jr. Secretary

Enclosures
March 28, 2012

PROXY STATEMENT

Dated and To Be Mailed on or about: March 28, 2012

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2012 AT 10:00 A.M.

ANNUAL MEETING SUMMARY

     Fulton’s Annual Meeting of the shareholders will be held on Monday, April 30, 2012, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. There are three items on the agenda this year as described in more detail herein, and shareholders are encouraged to complete their ballots to vote online at www.proxyvote.com in advance of the meeting. The Board of Directors recommends that the shareholders vote FOR the election of the thirteen (13) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012. Fulton encourages you to vote your shares in advance of the Annual Meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the Annual Meeting if you cannot attend in person and are eligible to vote in person at the Annual Meeting on April 30, 2012.

GENERAL

Introduction

     Fulton Financial Corporation, a Pennsylvania business corporation and registered financial holding company (also herein referred to as “Fulton” or the “Corporation”), was organized pursuant to a plan of reorganization adopted by Fulton Bank and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton, and the shareholders of Fulton Bank became shareholders of Fulton. Since that time, Fulton has acquired other banks and today owns the following depository banks: FNB Bank, N.A., Fulton Bank, N.A., Fulton Bank of New Jersey, Lafayette Ambassador Bank, Swineford National Bank and The Columbia Bank.

     In addition, Fulton has several other direct subsidiaries, including: Fulton Insurance Services Group, Inc. (which operates an insurance agency selling life insurance and related insurance products), Fulton Financial Realty Company (which owns or leases certain properties on which branch and operational facilities are located), Fulton Reinsurance Company, Ltd. (which reinsures credit life, health and accident insurance that is directly related to extensions of credit by subsidiary banks of Fulton), Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership interests, principally in low- to moderate- income and elderly housing projects), and FFC Management, Inc. (which holds certain investment securities and corporate-owned life insurance policies).

RSVP, Date, Time and Place of Meeting

     The annual meeting of the shareholders of Fulton (“Annual Meeting”) will be held on Monday, April 30, 2012, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania.

     You are cordially invited to attend the Annual Meeting, but in order for Fulton to plan and prepare for the proper number of shareholders, if you plan on attending, please RSVP and confirm that you will attend by completing and returning the enclosed postcard which is part of the Annual Meeting Invitation and Reservation Form enclosed. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m. Shareholders are encouraged to arrive early. Public parking is available in downtown Lancaster. For a list of parking locations, please consult the Lancaster Parking Authority web site at www.lancasterparkingauthority.com, or consult the information in the Annual Meeting Invitation and Reservation Form. Each shareholder may be asked to present valid picture identification, such as a driver’s license, and some proof of share ownership. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to dismissal from the Annual Meeting. In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time, date or location, Fulton will make an announcement, issue a press release or post information at www.fult.com to notify shareholders as appropriate.

     This Proxy Statement relates to Fulton’s Annual Meeting of the shareholders on April 30, 2012. Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on March 1, 2012 (the “Record Date”), their authorized representatives and guests of Fulton.

Shareholders Entitled to Vote

     Only those shareholders of record as of the Record Date shall be entitled to receive notice of, and to vote at, the Annual Meeting.

Purpose of Meeting

     The shareholders will be asked to consider and vote upon the following matters at the meeting: (i) the election of thirteen (13) director nominees to serve for one-year terms; (ii) the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers; (iii) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor; and (iv) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton for use at the Annual Meeting to be held at 10:00 a.m. on Monday, April 30, 2012, and any adjournments or postponements thereof. Fulton is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

     Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Fulton will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Fulton has engaged Phoenix Advisory Partners to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the meeting. The fee for such services is estimated at $7,000, plus reimbursement for reasonable research, distribution and mailing costs.

Revocability and Voting of Proxies

     The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to the Corporate Secretary of Fulton, at any time before the proxy is voted at the Annual Meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting, including any adjournment or postponement thereof, in accordance with the written instructions of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the thirteen (13) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton as permitted by Rule 14a-4(c), under the Securities Exchange Act of 1934, as amended.

     Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

     Shares held for the account of employees of Fulton and its subsidiaries who participate in the Fulton Financial Common Stock Fund of the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”), will be voted by Fulton Financial Advisors, a division of Fulton Bank, N.A., as plan trustee (“Plan Trustee”) in accordance with the instructions of each participant as set forth in the separate voting instruction card sent to the participant with respect to such shares. To allow sufficient time for the Plan Trustee to vote, participants’ voting instructions must be received by April 25, 2012. Shares held in the Fulton Financial Common Stock Fund with respect to which no voting instructions are received by April 25, 2012, will be voted by the Plan Trustee FOR the election of the thirteen (13) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012.

Voting Your Shares Held in Street Name

     If you hold your shares in street name with a bank or broker, it is important that you instruct your bank or broker how to vote your shares if you want your shares voted on the election of directors (Proposal 1 of this Proxy Statement) and on the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers (Proposal 2 of this Proxy Statement). If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors or any non-routine matters, such as Proposals 1 and 2 of this Proxy Statement, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Corporation’s independent auditor accounting firm (Proposal 3 of this Proxy Statement) and other matters that your bank or broker considers routine. If you are a registered shareholder of record who holds stock in certificates or book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Voting of Shares and Principal Holders Thereof

     At the close of business on the Record Date, Fulton had 200,307,987 shares of common stock outstanding and entitled to vote. There is no other class of capital stock outstanding. As of the Record Date, 3,238,457 shares of Fulton common stock were held by Fulton Financial Advisors, a division of Fulton Bank, N.A., as the Plan Trustee and as sole fiduciary for certain trust customers. The shares held in this manner, in the aggregate, represent approximately 1.61 percent of the total shares outstanding and, unless directed otherwise, will be voted FOR the election of the thirteen (13) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012.

     A majority of the outstanding common stock present in person or by proxy at the Annual Meeting constitutes a quorum for the conduct of business. The judge of election will treat shares of Fulton common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock represented by broker non-votes1 as present for purposes of determining a quorum.

     Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws.

     In the case of the election of directors, the thirteen (13) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one year. The affirmative vote of a majority of the common shares represented and voting at the Annual Meeting is required for approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers and for ratification of Fulton’s independent auditor.

     Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting for determining the presence of a quorum, but will not be counted as votes cast on the election of directors, the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, or for the ratification of Fulton’s independent auditor. Abstentions and broker non-votes will have no effect on the director election, the non-binding Say-on-Pay resolution concerning executive compensation, or the ratification of Fulton’s independent auditor, since only votes cast will be counted.
____________________

1 Broker non-votes are shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power to vote such shares on a particular proposal.

     To the knowledge of Fulton, on the Record Date, no person or entity owned of record or beneficially more than five percent of the outstanding common stock of Fulton, except those listed on page 12 under “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners.”

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the election of the thirteen (13) director nominees identified in this Proxy Statement, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012.

Shareholder Proposals

     Shareholder proposals intended to be considered for inclusion in Fulton’s proxy statement and proxy for the 2013 Annual Meeting must be received at the principal executive offices of Fulton at One Penn Square, Lancaster, Pennsylvania no later than November 28, 2012. Any shareholder proposal not received at Fulton’s principal executive offices by February 11, 2013, which is 45 calendar days before the one year anniversary of the date Fulton released the previous year’s annual meeting proxy statement to shareholders, will be considered untimely and, if presented at the 2013 Annual Meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as Fulton’s Bylaws.

     Generally, under Fulton’s Bylaws a shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words in accordance with applicable Securities and Exchange Commission (the “SEC”) rules. In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton common stock for at least one year before the date the proposal is submitted. Any shareholder submitting a shareholder proposal to Fulton must also provide Fulton with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2013 Annual Meeting. The shareholder, or a qualified representative, must attend the 2013 Annual Meeting in person to present the proposal. The shareholder must also continue to hold the applicable amount of Fulton common stock through the date of the 2013 Annual Meeting.

Contacting the Board of Directors

     Any shareholder of Fulton who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

     Fulton has had a written Code of Conduct (“Code”) for nearly three decades that governs the conduct of its directors, officers and employees. Fulton provides the Code to each director, officer and employee when starting their position, and they are required to annually acknowledge their review of the Code. In 2011, the Code was updated to clarify the requirement to promptly report actual or suspected Code violations directly to management, Human Resources or on EthicsPoint, a third-party reporting system to facilitate the confidential and anonymous reporting of actual or suspected Code violations, and other minor revisions. A current copy of the Code can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Code is also posted and available on Fulton’s website at www.fult.com.

Corporate Governance Guidelines

     Fulton has adopted Corporate Governance Guidelines (“Governance Guidelines”) that include guidelines and Fulton’s policy regarding the following topics: (1) board size; (2) director qualifications; (3) service on other boards and director change in status; (4) meeting attendance and review of meeting materials; (5) director access to management and independent advisors; (6) designation of a lead director; (7) executive sessions; (8) Chief Executive Officer (“CEO”) evaluation and succession planning; (9) board and committee evaluations; (10) stock ownership guidelines; (11) communications by interested parties; (12) board and committee minutes; (13) codes of conduct; and (14) disclosure and update of the Governance Guidelines. A current copy of the Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Governance Guidelines were last updated on September 20, 2011, to increase the director stock ownership and other revisions, and are available on Fulton’s website at www.fult.com.

SELECTION OF DIRECTORS

General Information

     The Bylaws of Fulton provide that the Board of Directors shall consist of not less than two nor more than thirty-five persons and that the Board of Directors shall determine the number of directors. Pursuant to Fulton’s Bylaws, as amended, all nominees elected to the Board of Directors are elected for one-year terms.

     A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified.

     Fulton’s Bylaws limit the age of director nominees, and no person shall be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting at which he or she is to be elected. In addition, Fulton has adopted a Voluntary Resignation Policy for Non-Management Directors that generally requires a director to tender his or her resignation when the director’s effectiveness as a member of the Board may be substantially impaired. Circumstances that trigger this provision include, but are not limited to: a director failing to attend at least 62.5% of meetings without a valid excuse; and, unless such an event is promptly cured to the satisfaction of Fulton, any extension of credit by any of Fulton’s affiliate banks for which the director or a related interest of the director is an obligor or guarantor is: a) classified by Fulton as nonaccrual, sixty or more days past due, or restructured; b) assigned a risk rating of substandard or less; or c) not in material compliance with Federal Reserve Regulation O (12 CFR 215). While the policy sets forth events which might cause a director to tender his or her resignation, it also directs Fulton’s Board of Directors to consider carefully, on a case-by-case basis, whether or not Fulton should accept such a resignation.

Procedure for Shareholder Nominations

     Section 3 of Article II of the Bylaws of Fulton requires shareholder nominations to be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (or any successor provision thereto). Further, the notice to the Chairman of the Board or the Corporate Secretary of a shareholder nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated; (ii) the name, age, business address and residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of Fulton that are beneficially owned by each such nominee; (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton if elected by the shareholders; (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of the Bylaws and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded. Shareholder nominees are subject to the same standard of review as nominees by Fulton’s Board of Directors or its Nominating and Corporate Governance Committee.

Director Qualifications and Board Diversity

     In considering any individual nominated for board membership, including those nominated by a shareholder, Fulton considers a variety of factors, including whether the candidate is recommended by executive management, the individual’s professional and personal qualifications, including business experience, education, community and charitable activities, and the individual’s familiarity with a market or markets in which Fulton is located or is seeking to locate, or with a market that is similar to those in which Fulton is located or is seeking to locate. Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process. Generally, however, Fulton takes into account diversity in business experience, community service, skills, professional background and other qualifications, as well as diversity in race, national origin and gender, in considering individual candidates. Fulton’s Governance Guidelines provide that Fulton’s Board of Directors should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. In 2004, the Board of Directors formed the Nominating and Corporate Governance Committee of the Board, whose members are independent in accordance with the NASDAQ listing standards. The charter for the Nominating and Corporate Governance Committee is posted and available on Fulton’s website at www.fult.com. The Nominating and Corporate Governance Committee is responsible for recommending director nominees to the Board of Directors and for the Governance Guidelines. Information on the experience, qualifications, attributes or skills of Fulton’s directors and nominees is described under “Director and Nominee Biographical Information” below.

ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

     For the 2012 Annual Meeting, the Board of Directors has fixed the number of directors at thirteen (13). Pursuant to Fulton’s Bylaws, as amended, nominees to the Board of Directors are elected for one-year terms. The Board of Directors has nominated the following thirteen (13) people for election to the Board of Directors for a term of one year:

2012 Director Nominees

Jeffrey G. Albertson	Joe N. Ballard	John M. Bond, Jr.
Craig A. Dally	Patrick J. Freer	Rufus A. Fulton, Jr.
George W. Hodges	Willem Kooyker	Donald W. Lesher, Jr.
Albert Morrison III	R. Scott Smith, Jr.	Gary A. Stewart
E. Philip Wenger

     Each of the above nominees is presently a director of Fulton. Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the nomination of the above individuals. However, in the event that any of the foregoing 2012 director nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director if elected.

Vote Required

     The thirteen (13) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast in the election of directors.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the election of the thirteen (13) director nominees identified in this Proxy Statement to serve for one-year terms.

Information about Nominees, Directors and Independence Standards

     Information concerning the experience, qualifications, attributes or skills of the thirteen (13) persons nominated by Fulton for election to the Board of Directors of Fulton at the 2012 Annual Meeting is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards.

     Fulton is a NASDAQ listed company and follows the NASDAQ listing standards for board of directors and committee independence. At meetings in December 2011 and January 2012, the Board of Directors determined that ten (10) of Fulton’s current thirteen (13) director nominees are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Ballard, Bond, Dally, Freer, Fulton, Hodges, Kooyker, Lesher, Morrison and Stewart met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his or her individual exercise of independent judgment. In addition, members of the Audit Committee of the Board of Directors meet the more stringent requirements for independence under the NASDAQ listing standards, and the rules and regulations of the SEC for service on the Audit Committee. The Board of Directors considered the relationships and other arrangements, if any, of each director when director independence was reviewed, including Fulton’s relationship with the law firm with which Director Albertson is a partner. The other types of relationships and transactions that were reviewed and considered are more fully described in “Related Person Transactions” on page 17.

     Director and Nominee Biographical Information

     The following information regarding each director’s and nominee’s background, experience, qualifications, attributes or skills represents the information that led Fulton to conclude that these persons should serve as a director of Fulton.

JEFFREY G. ALBERTSON, age 71.

Director of Fulton since 1996 and Fulton Bank of New Jersey, formerly The Bank, since 1989. Mr. Albertson is admitted and licensed to practice law in New Jersey and the Federal District Court since 1966, and is a partner of the Albertson Law Office. He was a recipient of the 2002 New Jersey Lawyer of the Year Award and a New Jersey Bar Association Trustee from 1979 to 1985. Mr. Albertson also served on the New Jersey Bar Association Judicial and Prosecutorial Appointments Committee and Supreme Court Ethics Committee and served as General Counsel (1982 - 1990) to the Eastern Pennsylvania-Southern New Jersey Delaware Valley Regional Planning Commission, a bi-state planning transportation agency. His community service includes several terms on the Underwood-Memorial Foundation Board, Councilman for the Borough of Woodbury Heights (1969 to 1973), and Solicitor for the Gloucester County municipalities of Franklin Township, Woodbury Heights, Mantua Township and Monroe Township.

Mr. Albertson’s broad legal experience in business transactions, particularly in lending, real estate and state and local law, as well as his knowledge of the southern New Jersey market, adds valuable outside experience to Fulton’s Board of Directors. He has extensive knowledge of Fulton through his tenure of more than ten years on its Board of Directors. Mr. Albertson serves as a member of Fulton’s Risk Management Committee.

JOE N. BALLARD (Independent Director), age 69.

Director of Fulton since January 2011 and The Columbia Bank since 2006. Mr. Ballard is the President and CEO of The Ravens Group, Inc., a management and staffing firm headquartered in Maryland.

As a chief executive officer and a retired military officer who held various command assignments, Director Joe N. Ballard, LTG, US Army (Ret.) adds broad management, business, financial and leadership expertise to the Fulton Board. His last military assignment was the 49th Chief of Engineers and Commander for the US Army Corps of Engineers from 1996 to 2000. LTG Ballard was also recognized as the 1998 Black Engineer of the Year by the Council of Deans of Historically Black Colleges and Universities and the Career Communications Group. In addition, he has extensive knowledge of Fulton’s Maryland and Virginia markets. Mr. Ballard is a member of Fulton’s Human Resources Committee and Nominating and Corporate Governance Committee.

JOHN M. BOND, JR. (Independent Director), age 68.

Director of Fulton since 2006 and The Columbia Bank since 1988. Mr. Bond serves as a Director of the Federal Home Loan Bank of Atlanta 2005 to present. He was a Director of Columbia Bancorp from 1987 to 2006 when Columbia Bancorp merged with Fulton and retired as Chief Executive Officer of The Columbia Bank in 2006. He was the former Chairman of the Maryland Bankers Association 2001 to 2002 and serves as a Trustee of Goucher College 1997 to present. Mr. Bond is admitted and licensed to practice law in New York.

Mr. Bond offers Fulton’s Board of Directors years of bank executive management and financial expertise, strong knowledge of the financial services industry and knowledge of the suburban markets near Baltimore and Washington DC, as well as northern Virginia. Mr. Bond also brings a focused historical perspective to the Fulton Board with his prior corporate governance experience and having held leadership positions at an entity acquired by Fulton. Mr. Bond serves as a member of Fulton’s Audit Committee and Risk Management Committee.

CRAIG A. DALLY (Independent Director), age 55.

Director of Fulton since 2000 and Lafayette Ambassador Bank since 1990. Mr. Dally is a Judge for the Third Judicial District of Pennsylvania from 2010 to present. He is admitted and licensed to practice law in Pennsylvania and a former partner of Pierce & Dally, LLP (law firm). He previously served as a member of the Pennsylvania House of Representatives, District 138, from 1996 to 2010 and a former Director of the Pennsylvania Higher Education Assistance Agency 2007 to 2010. He serves as a Director of Nazareth Area YMCA, 1993 to present; Courtney Anne Diacont Memorial Foundation, 2010 to present; and Two Rivers Health and Wellness Foundation, 2003 to present.

Mr. Dally brings unique knowledge and expertise to Fulton’s Board of Directors that he gained as a director of Lafayette Ambassador Bank, a member of the Pennsylvania House of Representatives, a Director of the Pennsylvania Higher Education Assistance Agency, a judge, a law firm partner and his leadership role in various philanthropic endeavors in the Lehigh Valley. Mr. Dally serves as Vice Chair of Fulton’s Human Resources Committee and is a member of Fulton’s Executive Committee and Chair of the Nominating and Corporate Governance Committee.

PATRICK J. FREER (Independent Director), age 62.

Director of Fulton since 1996. Mr. Freer was a Director of Lebanon Valley Farmers Bank, formerly known as Farmers Trust Bank, from 1980 until it was combined with Fulton Bank in 2007. He is the President of Strickler Insurance Agency, Inc. (insurance broker) and a Certified Insurance Counselor.

Mr. Freer brings to the Fulton Board of Directors an extensive knowledge of insurance, investments, finance and risk management as well as valuable knowledge of Fulton through his tenure of more than fifteen (15) years on its Board of Directors and as a bank director from 1980 to 2007. Mr. Freer has long been an active member in his community helping with numerous capital campaigns and community projects. Mr. Freer has been a board member of the American Cancer Society, Lebanon County Economic Development Authority, Center of Lebanon Association and the Lebanon County Mental Health Association and has served as past president of the Lebanon Valley Sertoma Club and Lebanon County Christian Ministries. Mr. Freer serves as Chair of Fulton’s Human Resources Committee and is a member of Fulton’s Audit Committee and Executive Committee.

RUFUS A. FULTON, JR. (Independent Director), age 71.

Director of Fulton since 1984. Mr. Fulton retired in 2005 as Chairman of the Board and Chief Executive Officer of Fulton. He has been a Director of Burnham Holdings, Inc. from 2000 to present, the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications), Lebanon Seaboard Corporation from 2008 to present (chemicals and fertilizers) and Highmark, Inc. from 2005 to present (health insurance). He is a former Director of the Federal Reserve Bank of Philadelphia from 1999 to 2001 and Federal Advisory Council to the Federal Reserve Board, Washington, DC from 2002 to 2005.

Mr. Fulton provides the Board of Directors broad knowledge of the financial services industry, as well as specific knowledge of Fulton through his long tenure of more than twenty five years on the Board of Directors, his service as the former Chairman and CEO of Fulton from 1999 until 2005 and other management positions with Fulton. In addition, Mr. Fulton has prior and current board service on a number of corporate boards and several community organizations. Mr. Fulton serves as Chair of Fulton’s Risk Management Committee.

GEORGE W. HODGES (Independent Director), age 61.

Director of Fulton since 2001 and currently serves as Lead Director of Fulton. Mr. Hodges was a Director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001. He has been a Director of York Water Company from 2000 to present (NASDAQ:YORW), Director of The Wolf Organization, Inc. from 2008 to present (regional distributor and sourcing company of kitchen and bath products and specialty building products), a Director of Burnham Holdings, Inc. from 2006 to present, the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications, and has served on the boards of various for profit, non-profit and community organizations. Mr. Hodges served as non-executive Chairman of the Board of The Wolf Organization from 2008 to 2009. Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2008. He has also served as a Director of Topflight Corp. from 2008 to present, Adhesive Research Inc. from 2010 to present and Conductive Technologies, Inc. from 2010 to present (three related private industrial companies that manufacture labels, shrinkable film, conductive printing, and converted parts).

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board of Directors, both through his business experience and his service on other boards. His extensive business experience, financial expertise, and background are also invaluable for Fulton’s Audit Committee where he serves as Chair and as a “financial expert,” as defined by SEC regulations. Mr. Hodges also serves as Chair of Fulton’s Executive Committee and is a member of Fulton’s Human Resources Committee.

WILLEM KOOYKER (Independent Director), age 69.

Director of Fulton since 2005. Mr. Kooyker was a Director of Somerset Valley Bank until it was combined with Skylands Community Bank in 2007. He is the Chairman and Chief Executive Officer, Blenheim Capital Management, LLC (investment management company). He was a former Board Member and Co-Founder of Derivatives Portfolio Management from 1993 to 2005 and a Board Member of National Mentoring Partnership from 1993 to present, and in 2009 he was named Chairman. Mr. Kooyker has served as director and trustee for a variety of industry and philanthropic organizations. He is a member of the advisory board of The Oliver Scholars Program (New York, NY), which mentors African-American and Latino children and their families. He also is a council member of the Woodrow Wilson International Center for Scholars, which engages in the study of national and world affairs.

Mr. Kooyker has significant business, finance, trading and investment experience that enables him to serve on Fulton’s Audit Committee as a “financial expert,” as defined by SEC regulations. He also brings experience with a focus on currencies, stocks, financials and the commodity markets to the Fulton Board of Directors. Mr. Kooyker also serves as Vice Chair of Fulton’s Risk Management Committee.

DONALD W. LESHER, JR. (Independent Director), age 67.

Director of Fulton since 1998. Mr. Lesher was a Director of Lebanon Valley National Bank from 1978 until it was merged into Lebanon Valley Farmers Bank in 1998, then he served as a Director of Lebanon Valley Farmers Bank until it was combined with Fulton Bank in 2007. He is the retired President of Lesher Mack Sales and Service (truck dealership). During his career, Mr. Lesher has supported and served as a board member of various non-profit and community organizations. His prior board service includes serving as a director of the YMCA Lebanon Valley, Community Chest – United Way of Lebanon County, Lebanon Lancaster Boy Scout Board, Good Samaritan Hospital and Lebanon County Christian Ministries.

Mr. Lesher provides Fulton with valuable perspectives in finance, industrial real estate and business operations as a retired private business owner and operator in the truck sales and transportation fields. He has extensive knowledge of Fulton’s Lebanon, Pennsylvania market and also adds valuable knowledge of Fulton through his tenure of more than ten years on its Board of Directors. Mr. Lesher serves as Vice Chair of Fulton’s Audit Committee and is a member of Fulton’s Human Resources Committee.

ALBERT MORRISON III (Independent Director), age 65.

Director of Fulton since 2012. Mr. Morrison is the Chairman of the Board and Chief Executive Officer of Burnham Holdings, Inc., the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications. Mr. Morrison was elected as a director of Burnham in 1986, became President and Chief Executive Officer of Burnham in 1988 and has served as Chairman since 2002. Burnham Holdings, Inc. has announced Mr. Morrison’s retirement as Chief Executive Officer effective in April 2012. Following retirement, Mr. Morison will continue to serve as Chairman of Burnham Holdings, Inc.

As a long-time CEO and director of a manufacturing company, Mr. Morrison brings extensive business, financial, acquisition and human resources skills to Fulton’s Board of Directors and its Audit Committee and Risk Management Committee where he serves as a member.

R. SCOTT SMITH, JR., age 65.

Director of Fulton since 2001. Mr. Smith is the Chairman of the Board and Chief Executive Officer of Fulton Financial Corporation. On March 20, 2012, Fulton announced that Mr. Smith will retire on December 31, 2012. After he retires Mr. Smith will continue to serve as a director of Fulton. He served as a Director of Fulton Bank from 1993 to 2002. He has been a Director of The Federal Reserve Bank of Philadelphia from 2010 to present and a member of the Federal Advisory Council to the Federal Reserve Board, Washington, DC from 2008 to 2010. Mr. Smith was a Director of the American Bankers Association from 2006 to 2009 and has been employed by Fulton since 1978 and worked in financial services since 1969.

Mr. Smith’s various management roles during his over thirty years of service with Fulton give him a broad understanding of the financial services industry, Fulton’s operations, corporate governance matters and the leadership experience qualifying him to serve on the Fulton Board of Directors. Mr. Smith serves as a member of Fulton’s Executive Committee.

GARY A. STEWART (Independent Director), age 64.

Director of Fulton since 2001. Mr. Stewart is a Director of The Stewart Companies (manufacturing holding company), Vice President of Apple Automotive Group, Inc., a Partner of Stewart Properties (real estate developer), President of Aspen Equity Group LLC (real estate) and has served on the boards of various for profit, non-profit and community organizations. He was a Director of York Bank & Trust Company from 1981 to 1998, and was a Director of Drovers & Mechanics Bank until it was merged into Fulton Bank in 2001.

Mr. Stewart has relevant business experience and bank board service qualifying him for service as a member of the Board of Directors that includes extensive experience in real estate acquisition, development, finance and management. Mr. Stewart serves as Vice Chair of Fulton’s Executive Committee and Nominating and Corporate Governance Committee, and is a member of Fulton’s Risk Management Committee.

E. PHILIP WENGER, age 54.

Director of Fulton since 2009. Mr. Wenger is the President and Chief Operating Officer of Fulton Financial Corporation. On March 20, 2012, Fulton announced that following Mr. Smith’s retirement on December 31, 2012, Mr. Wenger will become Chairman of the Board, President and Chief Executive Officer of Fulton, effective January 1, 2013. He served as a Director of Fulton Bank from 2003 to 2009, and has been employed by Fulton in a number of positions since 1979, including a variety of management positions.

Mr. Wenger possesses an extensive knowledge of the many aspects of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking, bank operations and systems. Prior to his appointment as Fulton’s President and Chief Operating Officer, he was the Chairman and Chief Executive Officer of Fulton Bank. Mr. Wenger serves as a member of Fulton’s Executive Committee.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

     The following table sets forth the number of shares of common stock beneficially owned as of the Record Date by each director and nominee, and the named executive officers discussed in this proxy statement, Messrs. Smith, Wenger, Nugent, Shreiner and Roda (the “Named Executive Officers” or “Executives” and individually an “Executive”). Except as to the beneficial owners and other principal holders listed below, to the knowledge of Fulton, no person or entity owned of record or beneficially on the Record Date more than five percent of the outstanding common stock of Fulton. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each nominee and director or the Executives are held individually by the person. The directors, nominees and the Executives of Fulton, as a group, owned of record and beneficially 3,882,9811 shares of Fulton common stock, representing 1.93 percent of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

Number of
Common Shares
Name of		Beneficially	Percent of
Beneficial Owner	Title	Owned1 2 3	Class
Jeffrey G. Albertson	Director and Nominee	239,276[4]	*
John M. Bond, Jr.	Director and Nominee	533,942[5]	*
Joe N. Ballard	Director and Nominee	12,254[6]	*
Craig A. Dally	Director and Nominee	172,289[7]	*
Patrick J. Freer	Director and Nominee	88,737[8]	*
Rufus A. Fulton, Jr.	Director and Nominee	273,259[9]	*
George W. Hodges	Director and Nominee	28,115[10]	*
Willem Kooyker	Director and Nominee	195,846[11]	*
Donald W. Lesher, Jr.	Director and Nominee	149,785[12]	*
Albert Morrison III	Director and Nominee	10,000	*
Charles J. Nugent	Senior Executive Vice President and	487,463[13]	*
Chief Financial Officer
Craig A. Roda	Senior Executive Vice President	183,298[14]	*
James E. Shreiner	Senior Executive Vice President	366,479[15]	*
R. Scott Smith, Jr.	Director, Nominee, Chairman of the Board and	617,821[16]	*
Chief Executive Officer
Gary A. Stewart	Director and Nominee	186,684[17]	*
E. Philip Wenger	Director, Nominee, President and	337,733[18]	*
Chief Operating Officer

Total Ownership	Directors, Nominees and Executives as a Group	3,882,981	1.93%
(16 Persons)
____________________

1 Includes 1,203,803 shares issuable upon the exercise of vested stock options and 358,511 shares of unvested restricted stock, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by directors and Executives as a group.

2 As of the Record Date, none of the listed individuals had pledged Fulton stock except for Mr. Stewart, who has pledged 74,755 shares in connection with a collateral account with his broker related to a line of credit with the same broker.

3 Fulton has established stock ownership guidelines for Fulton directors and certain officers. Achievement of the levels of ownership required by the stock ownership guidelines is reviewed and determined annually based on the closing price of Fulton stock on December 31. Targeted ownership for directors is $100,000 in fair market value of Fulton common stock. For Executive officers, the targeted stock ownership differs by position. The Chief Executive Officer is required to acquire shares with a fair market value of 2 times his annual base salary, the President and the Chief Financial Officer are required to acquire shares with a fair market value of 1.5 times their respective annual base salary, and certain other officers are required to acquire shares with a fair market value of 1 times their annual base salary. In the case of newly-appointed directors and officers, the required level of stock ownership may be achieved over a period of time, i.e., five (5) years in the case of directors and three (3) years in the case of Executives. As of December 31, 2011, all Fulton’s directors and Executives had satisfied the stock ownership guidelines, except Director Ballard and Mr. Roda. Director Ballard is required to achieve the targeted stock ownership level by 2016, the date set in the Governance Guidelines when the ownership was updated in 2011, and Mr. Roda is required to achieve the targeted stock ownership level by 2014, (3) three years after his promotion to his current position. Director Morrison joined the Board of Directors in January 2012 and is required to achieve the targeted ownership level by 2017.

4 Mr. Albertson’s ownership includes 935 shares of unvested restricted stock, 19,317 shares held in an IRA and 126,505 shares held jointly with his spouse. Also includes 11,555 shares held solely by his spouse and 940 shares in his spouse’s IRA.

5 Mr. Bond’s ownership includes 935 shares of unvested restricted stock, 97,524 shares which may be acquired pursuant to the exercise of vested stock options and 136,723 shares held solely by his spouse.

6 Mr. Ballard’s ownership includes 935 shares of unvested restricted stock and 10,825 shares held jointly with his spouse.

7 Mr. Dally’s ownership includes 935 shares of unvested restricted stock, 11,574 shares held in an IRA, 2,065 shares held jointly with his spouse, 10,521 shares held as custodian for his daughter and 10,193 shares held by his daughter.

8 Mr. Freer’s ownership includes 935 shares of unvested restricted stock, 87,501 shares held jointly with his spouse and 301 shares held solely by his spouse.

9 Mr. Fulton’s ownership includes 935 shares of unvested restricted stock and 8,232 shares held solely by his spouse. Mr. Fulton disclaims any beneficial ownership in the 8,232 shares held by his spouse. Also includes 67,128 shares held in Fulton’s 401(k) Plan.

10 Mr. Hodges’ ownership includes 935 shares of unvested restricted stock.

11 Mr. Kooyker’s ownership includes 935 shares of unvested restricted stock and 194,911 shares held jointly with his spouse.

12 Mr. Lesher’s ownership includes 935 shares of unvested restricted stock, 10,938 shares held in an IRA, 45,099 shares held jointly with his spouse and 5,426 shares held solely by his spouse.

13 Mr. Nugent’s ownership includes 30,172 shares held in Fulton’s 401(k) Plan, 81,781 shares of unvested restricted stock, 11,394 shares held in an IRA and 278,456 shares which may be acquired pursuant to the exercise of vested stock options. Mr. Nugent’s ownership includes 54,728 shares held solely by his spouse.

14 Mr. Roda’s ownership includes 26,058 shares of unvested restricted stock, 122,607 shares which may be acquired pursuant to the exercise of vested stock options, 14,940 shares in Fulton’s ESPP and 2,350 shares held jointly with his spouse.

15 Mr. Shreiner’s ownership includes 105,840 shares held jointly with his spouse, 71,492 shares of unvested restricted stock and 187,301 shares which may be acquired pursuant to the exercise of vested stock options.

16 Mr. Smith’s ownership includes 112,324 shares of unvested restricted stock, 22,064 shares held in Fulton’s 401(k) Plan and 332,422 shares which may be acquired pursuant to the exercise of vested stock options.

17 Mr. Stewart’s ownership includes 935 shares of unvested restricted stock, 89,635 shares held in a grantor retained annuity trust and 89,283 shares held by The Stewart Foundation. Mr. Stewart disclaims beneficial ownership of any of The Stewart Foundation shares beyond his pro rata interest.

18 Mr. Wenger’s ownership includes 37,625 shares held jointly with his spouse, 57,505 shares of unvested restricted stock, 52,181 shares held in Fulton’s 401(k) Plan and 185,493 shares which may be acquired pursuant to the exercise of vested stock options. Also includes 2,593 shares held in Fulton’s 401(k) Plan by his spouse and 491 shares held by Mr. Wenger as custodian for his children.

INFORMATION CONCERNING DIRECTORS

Meetings and Committees of the Board of Directors

     The Board of Directors of Fulton has the following standing committees: Audit, Executive, Human Resources, Nominating and Corporate Governance and Risk Management. The following table represents the membership on each Fulton committee as of the date of this proxy statement:

	Audit	Executive	Human	Nominating and	Risk
			Resources	Corporate	Management
Governance
Jeffrey G. Albertson					Member
Joe N. Ballard[1]			Member	Member
John M. Bond, Jr.[1]	Member				Member
Craig A. Dally[1]		Member	Vice Chair	Chair
Patrick J. Freer[1]	Member	Member	Chair
Rufus A. Fulton, Jr.[1]					Chair
George W. Hodges1 2 3	Chair	Chair	Member
Willem Kooyker1 2	Member				Vice Chair
Donald W. Lesher, Jr.[1]	Vice Chair		Member
Albert Morrison III[1]	Member				Member
R. Scott Smith, Jr.		Member			Ex-officio Member[4]
Gary A. Stewart[1]		Vice Chair		Vice Chair	Member
E. Philip Wenger		Member			Ex-officio Member[4]

1-Independent Director                        2-Audit Committee Financial Expert                        3-Lead Director                        4-Ex-officio member per bylaws

Human Resources Committee Interlocks and Insider Participation

     Fulton maintains a Human Resources Committee (the “HR Committee”), and its membership consists only of independent directors. All members of the HR Committee meet the independence requirements of the NASDAQ listing standards. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” on page 21. There are no interlocking relationships, as defined in applicable SEC regulations, involving members of the HR Committee. Certain directors may have indirect relationships described in “Related Person Transactions” on page 17. The HR Committee is responsible for, among other things, recommending the compensation and equity awards for the Executives to the Board of Directors, administration of Fulton’s ESPP and the 401(k) Plan, approving employment agreements for non-executive officers of Fulton and fulfilling other broad-based human resources duties. The HR Committee met a total of nine (9) times in 2011. The HR Committee is governed by a formal charter, which was last amended in October 2009, and which is available on Fulton’s website at www.fult.com.

Other Board Committees

     All members of the Audit Committee meet the independence requirements of the NASDAQ listing standards, and the rules and regulations of the SEC. In 2011, Directors Hodges and Kooyker were determined to qualify, and agreed to serve, as the Audit Committee’s “financial experts” as defined by the SEC regulations. The Audit Committee met twelve (12) times during 2011. The Audit Committee is governed by a formal charter, which was last amended in December 2011, and which is available on Fulton’s website at www.fult.com. The Audit Committee’s pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include, among other things: sole authority to appoint or replace the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function, including hiring and replacing the chief audit executive; reviewing periodic reports from the loan review function; reviewing and approving related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters, and certain risk management matters as outlined in the

Audit Committee Charter. In addition, with respect to any bank subsidiary of the Corporation that has not established its own independent audit committee, it is intended that Fulton’s Audit Committee, in carrying out its responsibilities, will also satisfy the obligations imposed on such bank subsidiary relating to the establishment and duties of an independent audit committee as set forth in Section 36 of the Federal Deposit Insurance Act and its implementing regulations.

     All the members of the Nominating and Corporate Governance Committee meet the independence requirements of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met eight (8) times during 2011. The Nominating and Corporate Governance Committee is responsible for, among other things, recommending to the Board of Directors the nominees for election to the Board of Directors and to assist the Board of Directors with corporate governance matters including, but not limited to, the review and approval of all additions, deletions or changes to Fulton’s Code of Conduct, Corporate Governance Guidelines and the responsibility for guidelines and procedures to be used by directors in completing board evaluations used in monitoring and evaluating the performance of the Board of Directors and committees. The Nominating and Corporate Governance Committee also has the primary responsibility for determining annually the compliance of Fulton’s directors and Executives with the Corporation’s stock ownership guidelines. The Nominating and Corporate Governance Committee operates pursuant to its charter, which was last amended in June 2010, and is available on Fulton’s website at www.fult.com.

     The Executive Committee met one (1) time during 2011. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

     In September 2009, Fulton created a Risk Management Committee that met eight (8) times during 2011. The Risk Management Committee is responsible for providing oversight of the risk management function of the Corporation, including its policies, procedures and practices relating to management of credit risk, market risk, liquidity risk, operational risk, compliance risk and fiduciary risk.

     There were ten (10) regular and special meetings of the Board of Directors of Fulton and forty-eight (48) meetings of the standing committees of the Board of Directors of Fulton during 2011. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the board committees on which he or she served in 2011.

Board’s Role in Risk Oversight

     Prior to the formation of Fulton’s Risk Management Committee described above, Fulton’s Board and Audit Committee received periodic reports on different risk-related topics from Mr. Shreiner, who serves as Fulton’s Chief Risk Officer, and other members of management in an effort to manage Fulton’s risks. Although Fulton’s Risk Management Committee is primarily responsible for overseeing the management of Fulton’s risks, the Board continues to regularly review information regarding Fulton’s exposure to credit, liquidity, market, reputation, compliance, legal and operational risks, as well as Fulton’s strategies and tactics to monitor, control and mitigate its exposure to these risks. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit Committee shares with the Risk Management Committee a general oversight role in Fulton’s risk management process in the context of the Audit Committee’s responsibility for financial reporting and its evaluation and assessment of the adequacy of Fulton’s internal control structure. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and governance matters. While each of Fulton’s committees are responsible for evaluating certain risks, Fulton’s Risk Management Committee is primarily responsible for overseeing the management of such risks for Fulton, and the entire Board of Directors is regularly informed through committee reports and review of committee meeting minutes about such risks.

     The Board also utilizes Fulton’s Chief Risk Officer and other members of Fulton’s officer-level risk management committee to manage emerging risks and report to the Board on those risks. This officer-level risk management committee provides additional oversight for Fulton’s risk management and compliance programs. In addition, in July 2011, Fulton’s Board adopted a formal risk appetite statement which outlines the general framework within which Fulton manages risk in the context of Fulton’s primary core values and its management philosophy, which seeks to balance the interests of Fulton’s shareholders, customers, employees, regulators and the communities that it serves. These core values are embedded in Fulton’s corporate strategic plan and its management philosophy and guide the actions of the Board and Fulton’s management and employees. Fulton’s risk appetite is centered on Fulton’s objective to maintain a strong balance sheet throughout all economic cycles. Fulton’s Board and the different committees that monitor risk continue to assess and manage risk, including the establishment, tracking and reporting of key risk indicators within the primary risk categories of credit, market, liquidity, operational, legal, compliance, and reputation and providing for reporting to management and the Board. Fulton’s key risk indicator targets reflect Fulton’s commitment to strong asset quality and liquidity with ready access to external funding at competitive rates. Finally, Fulton engages in ongoing risk assessment and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios.

Lead Director and Fulton’s Leadership Structure

     Director Hodges currently serves as Fulton’s Lead Director and is the independent chair of the Executive Committee. The Board has made a determination that a structure that includes a Lead Director and a combined Chairman/ CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board designates for a term of at least a year, and publicly discloses in the Fulton proxy statement, the independent non-employee director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall, as appropriate: serve as a liaison between the Chairman and the independent directors; approve information sent to the Board; approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and have the authority to call meetings of the independent directors.

     Similar to many public companies, the leadership structure of Fulton combines the positions of Chairman and Chief Executive Officer. This structure permits the Chief Executive Officer to manage the Corporation’s daily operations and provides a single voice for the Corporation when needed. Fulton believes that separation of these roles is not necessary because the Lead Director acts as a counterbalancing feature to the combined Chairman and Chief Executive Officer position similar to other public companies. In addition, approximately 77% of Fulton’s directors (10 out of 13) are independent under applicable NASDAQ standards, which provide an appropriate level of oversight at Board meetings and executive sessions. Finally, Fulton’s HR Committee, Nominating and Corporate Governance Committee and Audit Committee are all comprised solely of independent directors.

Executive Sessions

     The independent directors of the Fulton Board of Directors met six (6)times in executive session in 2011. The Chair of the Executive Committee, George W. Hodges, who also served as the Lead Director, conducted these executive sessions of the independent directors of the board.

Annual Meeting Attendance

     Pursuant to Fulton’s Governance Guidelines, attendance in person is expected at the Annual Meeting unless a member of the Board of Directors is excused. All but two (2) members of the Board of Directors, who were each excused by the Chairman, attended the 2011 Annual Meeting.

Director Education and Board Development

     Fulton encourages the directors to attend director education programs as part of its corporate governance and general board education process. These director education programs are in addition to the education and development opportunities that are provided during Fulton Board meetings and seminars. For example, third parties are periodically asked to provide the Board with presentations on governance, the economy and other topics of interest. In addition, Directors Dally and Hodges completed the requirements for the NACD Board Leadership Fellow Program in 2011.

Legal Proceedings

     There are no material legal proceedings to which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton or in which any such person has a material interest adverse to Fulton.

Related Person Transactions

     Financial Products and Services Some of the current directors and Executives of Fulton and the companies with which they are associated were customers of, and/or had banking transactions with, Fulton’s subsidiaries during 2011. These transactions included deposit accounts, trust relationships, loans and other financial products and services in the ordinary course of business with different Fulton subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s subsidiaries to customers.

     Other Transactions Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the other entity and/or arises only from the ownership by such person in the other entity if that ownership is under ten percent, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest or were obtained by a low bid pursuant to a formal request for proposal to provide services are not required to be disclosed.

     During 2011, Fulton had one current director who was associated with a law firm which provided legal services to Fulton or its subsidiaries. The Albertson Law Office, West Deptford, New Jersey, has provided legal services to subsidiaries of Fulton for several years, and Fulton expects that this firm will continue to provide services to Fulton or its subsidiaries in the future. Director Albertson is a partner with more than a ten percent interest in the law firm. In 2011, Fulton paid the Albertson Law Office a total of $296,981 in legal fees related to loan transactions and other matters, plus $28,567 in expense reimbursements related to such legal services. Some of these fees and expenses were paid by parties other than Fulton in certain transactions.

     Fulton considered the above related person transactions with Director Albertson and other related person transactions of other Directors that do not require specific disclosure, when it made the determinations that ten (10) of Fulton’s thirteen (13) director nominees , or approximately 77% of its directors, are independent in accordance with the NASDAQ listing standards. See “Information about Nominees, Directors and Independence Standards” on page 7 for more information.

     Family Relationships SEC regulations generally require disclosure of any employment relationship or transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2011, there were no family relationships among any of the directors and senior management of Fulton, except for Messrs. Wenger and Roda who are related by marriage and are brothers-in-law. In addition, during 2011 family relationships have existed among senior management and some of the approximately 3,530 full-time employees of Fulton and its subsidiaries. These Fulton employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees.

     Related Person Transaction Policy and Procedures Fulton does not have a separate policy specific to related person transactions. Under Fulton’s Code of Conduct (“Code”), however, employees and directors are expected to recognize and avoid those situations where personal or financial interests or relationships might influence, or appear to influence, the judgment of the employee or director on matters affecting Fulton. The Code also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code, directors must provide reasonable notice to Fulton of all new or changed business activities, related person relationships and board directorships.

     In addition, Fulton and its affiliate banks are subject to Federal Reserve Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Each Fulton affiliate bank is required to follow a Regulation O policy that prohibits the affiliate bank from making loans to an Insider unless the loan (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and its affiliate banks are examined periodically by different bank regulators and Fulton Internal Audit for compliance with Regulation O to ensure that internal controls exist within Fulton and its affiliate banks to monitor Fulton’s compliance with Regulation O.

       In accordance with Fulton’s Audit Committee Charter and NASDAQ listing standards, the Audit Committee is charged with the responsibility to review the terms of and approve related person transactions. This responsibility includes reviewing an annual report regarding the related person transactions with each director and Executive during the prior year, if any. At a meeting in February 2012, the Audit Committee reviewed all existing related person transactions involving Fulton’s directors and Executives. The Audit Committee concluded that the loans and other banking services to the directors and Executives of Fulton and their related interests were provided in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with others. The Audit Committee also reviewed all other related person transactions for any potential conflict of interest situations with the directors of Fulton and the Executives, and concluded that there were no conflicts present, and ratified and approved all the transactions reviewed.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Fulton’s Executives, the principal accounting officer, directors, and any persons owning 10% or more of Fulton’s common stock, to file with the SEC, in their personal capacities, initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish Fulton with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Fulton’s proxy statement. Based solely on Fulton’s review of Forms 3 and 4 and amendments thereto furnished to Fulton during the 2011 fiscal year, including Forms 5 and amendments thereto furnished to Fulton, and on written representations from Fulton’s directors, Executives and other officers that no Form 4 or Form 5 for any “late filing” was required to be filed by such persons, Fulton believes that all such statements were timely filed in 2011.

Board and Committee Evaluations

       Pursuant to its charter, the Nominating and Corporate Governance Committee is to review and recommend to the Board guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board of Directors and committees. The Board of Directors and committees, except the Executive committee, conduct an annual self-evaluation of the performance of the Board and committees. Anonymous board and committee evaluation questionnaires were last completed in the fourth quarter of 2011. The results were compiled by Fulton’s legal department and presented to the Nominating and Corporate Governance Committee in December 2011, and the members of each committee also received a summary report of the results of their committee’s questionnaire. The Nominating and Corporate Governance Committee reported the results to the Board of Directors at its December 2011 regular meeting.

Compensation of Directors

       Each member of the Board of Directors of Fulton is paid a retainer fee and meeting fees for his or her services as a director, except that no fee is paid to any director who is also a salaried officer of Fulton. Thus, Messrs. Smith and Wenger did not receive any director fees or additional compensation in 2011 for serving as a member of the Board of Directors. Non-employee directors receive a quarterly retainer of $8,750 in cash. Non-employee directors are also paid a cash fee of $2,000 for each Board of Directors meeting attended and $1,000 in cash for each committee meeting attended on a non-board meeting day, except where the committee meeting is held the day before a monthly Board meeting attended by the director. Directors are paid a cash fee of $2,000 for any special Board of Directors meeting attended. The chairperson of the Audit Committee is paid a quarterly cash fee of $2,500, and the chairpersons of all Board committees and the Lead Director are each paid a quarterly cash fee of $1,875. Directors are also paid $1,000 in cash for attendance at Fulton sponsored educational seminars and other meetings attended, but these seminars and meetings are not included for purposes of calculating director attendance rates since they are a voluntary activity.

       Pursuant to the 2011 Directors’ Equity Compensation Plan (the “2011 Director Plan”), each non-employee director received $10,000 in shares of restricted stock, rounded up to the next whole share, as a retainer in 2011. The Board approved this award, which was granted on July 1, 2011, and the restricted stock will vest one year from the grant date in accordance with the terms of the 2011 Director Plan. In addition, Fulton’s Board intends to review the annual retainer amounts paid in cash and equity from time to time.An award of restricted stock, subject to one year vesting, is expected to be made after Fulton’s 2012 Annual Meeting to all non-employee directors that are elected at the Annual Meeting.

       Fulton also reimburses directors for certain business and other director related expenses incurred in the performance of their service as directors of Fulton and provides non-employee directors with a $50,000 term life insurance policy while they are directors. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, under which a director may elect not to receive their cash director’s fees when earned, but instead, to receive them, together with interest, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The only current non-employee Fulton directors who have previously established accounts to defer fees or had balances from prior years are Directors Albertson and Bond. Certain Fulton directors also serve on the boards of various Fulton subsidiary banks, and these directors are compensated with a retainer, meeting fees or both for their service on each of those individual boards. The following table summarizes all the compensation paid to each Fulton non-employee director who served during 2011.

DIRECTOR COMPENSATION TABLE

Name[1]	Fees	Stock	Option	Non-Equity	Change in	All Other		Total
	Earned or	Awards[2]	Awards	Incentive	Pension	Compensation3 4
	Paid in			Plan	Value and
	Cash			Compensation	Nonqualified
					Deferred
					Compensation
					Earnings
	($)	($)	($)	($)	($)	($)		($)
Jeffrey G. Albertson	53,000	10,000	0	0	0	10,000	[5]	73,000
Joe N. Ballard	53,000	10,000	0	0	0	10,000	[6]	73,000
John M. Bond, Jr.	53,000	10,000	0 [7]	0	0	10,000	[8]	73,000
Donald M. Bowman, Jr.[9]	24,500	0 [10]	0	0	0	3,333	[11]	27,833
Dana A. Chryst[12]	53,000	10,000 [13]	0	0	0	13,500	[14]	76,500
Craig A. Dally	58,750	10,000	0	0	0	10,000	[15]	78,750
Patrick J. Freer	63,000	10,000	0	0	0	0		73,000
Rufus A. Fulton Jr.	56,750	10,000	0	0	0	18,388	[16]	85,138
George W. Hodges	80,750	10,000	0	0	0	0		90,750
Willem Kooyker	56,000	10,000	0	0	0	0		66,000
Donald W. Lesher, Jr.	58,000	10,000	0	0	0	0		68,000
John O. Shirk[17]	52,000	10,000	0	0	0	13,500	[18]	75,500
Gary A. Stewart	51,000	10,000	0	0	0	0		61,000
____________________

1 Directors listed represent all the non-employee directors of Fulton during 2011. Mr. Smith and Mr. Wenger, who were compensated as officers of Fulton, did not receive any additional compensation for their service as a director of Fulton.

2 Fulton’s non-employee directors were granted restricted stock as part of their 2011 compensation pursuant to the 2011 Director Plan. This $10,000.00 equity award was granted on July 1, 2011 at a price of $10.88 per share. The award was rounded up to the next whole share of Fulton stock, and the amount shown does not reflect the value of any dividends accrued in unvested restricted stock.

3 Unless otherwise noted, excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used.

4 In addition to the fees listed in the table, Fulton also paid $48 per year for an individual $50,000 term life insurance policy for each of the directors during 2011.

5 Represents the annual retainer fee Mr. Albertson received for service on the Board of Directors of Fulton Bank of New Jersey.

6 Represents the annual retainer fee Mr. Ballard received for service on the Board of Directors of The Columbia Bank.

7 Fulton directors did not receive options as part of their 2011 compensation; however, as of December 31, 2011, Mr. Bond had 97,524 options exercisable that previously were awarded to him by Columbia Bancorp, which was acquired by Fulton in February 2006.

8 Represents the annual retainer fee Mr. Bond received for service on the Board of Directors of The Columbia Bank.

9 At Fulton’s 2011 Annual meeting on April 28, 2011, Director Bowman retired in accordance with Fulton’s policy and bylaws establishing a mandatory retirement age of 72 years for directors. Retainer fees for the director were pro-rated based on the date board service ended.

10 Since Mr. Bowman retired from Fulton’s Board in April 2011 he did not receive any restricted stock pursuant to the 2011 Director Plan in 2011.

11 Represents the retainer fee Mr. Bowman received for service on the Board of Directors of The Columbia Bank during 2011. Mr. Bowman retired as a non-employee director of The Columbia Bank in 2011.

12 Effective January 17, 2012, Director Chryst resigned as a non-employee director of Fulton.

13 Since Ms. Chryst resigned as a director before the restricted stock award granted to her in July 2011 vested, the restricted stock award was forfeited upon her resignation pursuant to the terms of the 2011 Director Plan.

14 Represents the annual retainer fee Ms. Chryst received for service prior to her resignation as a member of the Board of Directors of Fulton Bank, N.A. Effective January 24, 2012, Ms. Chryst resigned as a director of Fulton Bank, N.A.

15 Represents the annual retainer fee Mr. Dally received for service on the Board of Directors of Lafayette Ambassador Bank.

16 Includes $11,319 for club fees, $2,340 office use and $3,050 for other perquisites that are individually less than ten percent of the total perquisites received by Mr. Fulton in 2011.

17 Mr. Shirk passed away in November 2011 while serving as a non-employee director of Fulton. He served as a non-employee director of Fulton since 1983.

18 Represents the annual retainer fee Mr. Shirk received for service on the Board of Directors of Fulton Bank, N.A. prior to his death.

INFORMATION CONCERNING COMPENSATION

Compensation Discussion and Analysis

       Executive Summary

       As discussed in detail below, Fulton believes that the compensation of its Executives should reflect the Company’s overall performance and the contribution of its Executives to that performance. Awards under Fulton’s Variable Compensation Plan (“Variable Plan” or “VCP”) are determined based on performance goal achievement and the HR Committee’s assessment of performance in the preceding year. VCP award values to the Executives in 2012 for 2011 scorecard performance ranged from 125% to 129% of the target awards for the individual Executives.

       Fulton’s performance in 2011 was characterized by significant earnings improvement, a lower provision for credit losses, strong core deposit growth, good expense control and an increase in its cash dividend. Fulton made progress on many fronts during 2011. As outlined in Fulton’s January 2012 earnings release filed as an exhibit to Fulton’s Current Report on Form 8-K filed with the SEC on January 17, 2012, for the year ended December 31, 2011, diluted earnings per share was 73 cents, a 23.7% increase from 2010, and net interest income increased $1.4 million, or 0.3%, in comparison to 2010. Net interest margin was 3.90% for 2011 compared to 3.80% for 2010. Non-performing loans decreased $42.2 million, or 12.8% in comparison to December 31, 2010.

       2011 Compensation Program Changes

       Fulton believes that it needs to offer competitive compensation in order to recruit, motivate and retain qualified Executives. To that end, the HR Committee undertook the following compensation program initiatives in 2011:

       Changes to Variable Compensation Plan

       • In 2011, the HR Committee increased target awards under the Variable Plan. Mr. Smith’s target award was increased from 50% to 75% of salary, and target awards for the other Executives were increased from 35% to 50% of salary. The increases were implemented based primarily on the finding of the HR Committee’s compensation consultant that the level of incentive compensation at Fulton was significantly more modest than among its peer group. This change also more closely aligned targeted total compensation with Fulton’s executive compensation philosophy.

       • For the first time in 2011, payout eligibility was conditioned on attainment of a minimum level of return on equity (“ROE”), whereas previous years’ payouts were conditioned on an earnings per share (“EPS”) growth threshold compared to peers.

       Changes to equity award level determination

       • Fulton’s 2004 Stock Option and Compensation Plan (the “2004 Stock Plan”) defines the total number of shares available for awards each year based on Fulton’s five-year total shareholder return (“TSR”) performance relative to its peer group. Prior to 2011, the number of options and restricted shares awarded to each Executive was determined at the discretion of the HR Committee. Beginning with grants made in 2011, Fulton defined more formal target award levels of 75% and 50% of salary for Mr. Smith and the other Executives, respectively. As a result, Fulton’s TSR performance relative to its peers now defines equity award ranges for each Executive relative to a matrix on page 30, and the HR Committee then recommends grant levels within those ranges based on its assessment of Fulton’s and the Executives’ performance in the preceding year.

       2011 Executive Compensation Decisions

       The HR Committee made the following awards and decisions impacting compensation for the Executives:

       Salaries In 2011, Mr. Smith received a base salary increase of 5%. Mr. Nugent received a 3% increase, while Messrs. Wenger and Shreiner received increases of 21% and 12%, respectively, to bring them more in line with salaries of comparable executives employed by institutions within Fulton’s peer group. Mr. Roda received a 5% base salary increase upon his promotion to Senior Executive Vice President.

       VCP Awards As in previous years, actual payout levels under the Variable Plan for 2011 were determined based on a scorecard which evaluates performance in four categories: Corporate Financial Objectives to Peers; Risk/Control/ Liquidity; Superior Customer Experience; and Employee Engagement Objectives.

       • Mr. Smith earned a VCP award in cash of $810,925, which reflected 2011 performance at 129% of target, as determined under his VCP scorecard.

       • Other Executives received VCP awards in cash ranging from $225,947 to $322,324, which represented 125% to 129% of target, as determined on their VCP scorecards.

       Equity Awards Fulton’s five-year TSR ending in 2010, as measured relative to its peer group, dictated that equity awards to each of the Executives would be between 75% and 100% of target award levels. Actual awards to each Executive within this range were determined at the discretion of the HR Committee.

       • In June 2011, Mr. Smith received an award under the 2004 Stock Plan in the form of 50,552 shares of restricted stock. On the date of grant, the restricted shares were valued at $550,006, which represented a payment slightly above the midpoint of the target equity award.

       • During 2011, other Executives received restricted stock awards in 2011 as long-term incentive (“LTI”) awards ranging from 5,320 to 46,140 shares for performance in 2010.

       Retention Award to Scott Smith In September 2011, Fulton and Mr. Smith entered into a Retention Bonus Agreement based on the recommendation of the HR Committee and the HR Committee’s compensation consultant. The Committee determined the award was necessary to retain Mr. Smith, facilitate smooth management succession as he nears retirement age, ensure Mr. Smith’s continued employment at competitive compensation levels and that he does not pursue employment at a competitor. This supplemental retention award in the amount of $1.3 million is payable in the event that Mr. Smith remains employed through December 31, 2012, and is subject to a two year non-compete provision. A more detailed description of the Retention Bonus agreement is set forth below on page 34.

       New Employment Agreement for Mr. Roda In connection with his promotion to Senior Executive Vice President that was effective July 1, 2011, Mr. Roda entered into an employment agreement with Fulton dated as of August 1, 2011. Mr. Roda’s employment agreement provides for payments upon certain termination events, but does not provide for an excise tax gross-up for termination related payments. Instead, payments are limited to the extent required to avoid the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

       Compensation Philosophy

       Objectives Fulton’s executive compensation philosophy and programs are intended to achieve three objectives:

       • Align interests of the Executives with shareholder interests - Fulton believes that the interests of the Executives should be closely aligned with those of its shareholders. Fulton attempts to align these interests by evaluating the Executives’ performance in relation to key financial measures1 which it believes correlate to consistent long-term shareholder value and increasing profitability, without compromising Fulton’s culture and overall risk profile.

____________________

1       See discussion of scorecards in the Variable Plan section beginning on page 27.

       • Link pay to performance - Fulton believes in a close link between pay to the Executives and the overall performance of Fulton on both a short-term and long-term basis. It seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements and to differentiate rewards to Executives based on their individual contributions.

       • Attract, motivate and retain talent - Fulton believes its long-term success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team. While a competitive compensation package is essential in competing for and retaining talented employees in a competitive market, Fulton also believes that non-monetary factors, such as a desirable work environment and successful working relationships between employees and managers, are critical to providing a rewarding employee experience.

       To achieve these three objectives, Fulton provides the following elements of Executive compensation:

       • Base Salary - Fulton generally sets Executive base salaries near the market median at comparable peer companies and to reflect individual job responsibilities, experience and tenure.

       • Annual Performance Awards - Annual cash incentives are designed to focus the attention of the Executives on the achievement of annual business goals. Under the Variable Plan, awards at the target level of performance are designed to position total cash compensation near the market median. The Variable Plan provides the Executives with the opportunity to earn cash compensation above the median for superior performance.

       • Equity Awards - Fulton believes in providing LTI awards in the form of equity in order to focus the Executives on delivering long-term performance and shareholder value. The LTI program is also designed to provide the Executives with a long-term wealth-building opportunity that balances short-term incentives, ensures a focus on the long-term stability of the organization and incorporates vesting terms that encourage executive retention. Fulton believes in equity award levels that are fair and market competitive both in isolation and in the context of total compensation.

       • Benefits - Fulton believes in providing benefits that are competitive in the marketplace and that encourage the Executives to remain with Fulton. Retirement benefits are designed to provide reasonable long-term financial security.

       • Perquisites - Fulton believes in providing the Executives and other officers with basic perquisites that are necessary for conducting Fulton’s business.

       HR Committee Membership and Role

       Each member of the HR Committee qualifies as an independent director under the NASDAQ listing standards. The HR Committee is currently comprised of five independent directors, all of whom are appointed annually by Fulton’s Board of Directors. There are no interlocking relationships, as defined in the regulations of the SEC, involving members of the HR Committee. For a further discussion on director independence, see the “Information about Nominees, Directors and Independence Standards” section on page 7 of this proxy statement.

       Pursuant to its charter, which is available on Fulton’s website at www.fult.com, and consistent with NASDAQ rules, the role of the HR Committee is to assist the Board of Directors in evaluating and setting salaries, bonuses and other compensation of the Executives, to administer Fulton’s equity and other compensation plans and to take such other actions, within the scope of its charter, as the HR Committee deems necessary or appropriate. The HR Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources Department, Fulton’s officers and outside advisors, as it deems appropriate. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee also has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts as it deems necessary or appropriate to carry out its duties.

       The Fulton executive compensation process consists of establishing targeted overall compensation for each Executive and then allocating that targeted total compensation among base salary, incentive compensation and equity awards. Fulton does not have a policy or an exact formula with regard to the allocation of compensation between cash and non-cash elements. Consistent with Fulton’s compensation philosophy, however, the HR Committee determines the amount of each type of compensation for the Executives by: reviewing publicly available executive compensation information of seventeen peer group companies (as defined and listed below); consulting with outside advisors and experts; considering the complexity, scope and responsibilities of the individual’s position; consulting with the CEO and the President with respect to the other Executives; assessing possible demand for the Executives by competitors and other companies; and evaluating the compensation appropriate to attract executives to Lancaster, Pennsylvania.

       Role of Management

       Management assists the HR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested, the CEO and other Executives participate in HR Committee meetings to provide background information, compensation recommendations for other officers, performance evaluations and other items requested by the HR Committee. As part of the performance evaluation process, all the Executives are asked to complete an annual self-assessment of their overall performance. The HR Committee, without management present, reviews the CEO’s self-assessment. The CEO reviews the self-assessment forms prepared by the other Executives and shares his comments and recommendations with respect to the performance of the other Executives. In addition, Mr. Wenger, as Fulton’s President, also reviews the self-assessment forms prepared by Messrs. Shreiner and Roda. The Executives are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The Board of Directors, in executive session, makes all final determinations regarding the compensation of the Executives, after considering recommendations made by the HR Committee.

       Compensation Plan Risk Review

       The HR Committee at its February 22, 2012 meeting conducted its annual compensation plan risk review of all compensation plans in effect as of December 31, 2011, as required by SEC regulations. At this meeting, Fulton’s Chief Risk Officer discussed his review of Fulton’s compensation plans. The HR Committee has reviewed and considered all of its compensation plans and practices and does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Corporation.

       The HR Committee considered various factors that have the effect of mitigating risk and, with the assistance of Fulton’s Chief Risk Officer and HR staff, reviewed Fulton’s compensation policies and practices for all employees, including the elements of Fulton’s Executive compensation programs, to determine whether any portion of such compensation encourages excessive risk taking. The HR Committee concluded that risks associated with Fulton’s compensation plans are mitigated by:

       1) the multiple elements of Fulton’s compensation packages, including base salary, annual cash incentive programs and, for most of Fulton’s employees, equity awards that vest over a number of years and are intended to motivate employees to take a long-term view of Fulton’s business;

       2) the structure of Fulton’s annual cash incentive program, which is based on (i) a number of different performance measures and scorecards to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that are reasonable and do not require undue risk-taking to achieve;

       3) effective management processes for developing strategic and annual operating plans, and strong internal financial controls; and

       4) oversight of Fulton’s programs by the Board and the HR Committee.

       Shareholder Say-on-Pay Proposal and Frequency of Future Proposals

       As required by SEC rules, Fulton submitted a non-binding Say-on-Pay proposal to shareholders at its 2011 Annual Meeting, and shareholders voted in favor of Fulton’s 2011 Say-on-Pay Proposal. This year’s non-binding 2012 Say-on-Pay proposal is described on page 46.

       Fulton considered the results of the 2011 vote as supporting its compensation policies and decisions for the Executives, and the Board acknowledges that this year’s non-binding proposal is a barometer of shareholder support for the current compensation programs for the Executives. In particular, the HR Committee considered the number of votes cast in favor of Fulton’s 2011 Say-on-Pay proposal to be a positive endorsement of the current pay programs and practices. The Corporation will continue to monitor the level of support for each Say-on-Pay proposal. However, the outcome of this year’s non-binding shareholder Say-on-Pay vote will not be the only factor that the HR Committee and Board of Directors will consider in making future decisions related to Executive compensation.

       In 2011, Fulton submitted to shareholders a non-binding proposal, asking shareholders whether Fulton should submit its Say-on-Pay proposal to shareholders every one, two or three years. This is commonly known as a “Say-When-on-Pay” proposal. The shareholders approved Fulton’s recommendation that the Say-on-Pay proposal should be submitted to shareholders on an annual basis. Although Fulton believes that having an annual Say-on-Pay vote is appropriate for 2012, Fulton’s HR Committee and Board of Directors will continue to evaluate the frequency of the non-binding Say-on-Pay proposal and might recommend that shareholders approve a different frequency in the future. Under current SEC rules, publicly traded companies are required, no less frequently than once every six years, to provide for a separate shareholder Say-When-on-Pay advisory vote in proxy statements for annual meetings to determine whether the Say-on-Pay vote will occur every one, two or three years.

       Use of Consultants

       The HR Committee first retained McLagan, an Aon Hewitt company, as its sole independent compensation consultant in June 2010 and continued to retain McLagan as its sole independent compensation consultant for 2011. McLagan previously was retained in 2009 for a compensation plan risk review project. McLagan has performed a variety of engagements during 2011, including conducting a compensation market analysis related to Fulton’s Executives, a scorecard review and an overall compensation policy review and providing general compensation advice regarding Fulton’s Executives.

       In 2011, McLagan was instructed by the HR Committee to compare Fulton’s current compensation practices and Executive compensation payments with those of its peers, evolving industry best practices and regulatory guidance. Based on that comparison, McLagan was asked to recommend changes in Fulton’s compensation practices that were consistent with Fulton’s compensation philosophy and objectives as described above. In December 2011, McLagan completed a benchmarking analysis of total compensation, base salary, short-term incentive payments and LTI awards. The benchmarking was against Fulton’s seventeen (17) member peer group listed below on page 26. In doing its review, McLagan used the peer data as a point of reference for measurement of different compensation elements, but this was not the only determinative factor in its final recommendations to the HR Committee, which considered the benchmarking data of Fulton’s peer companies along with other information from the compensation consultant.

       The specific instructions given to the consultant and fees to be paid were generally outlined in engagement letters that described the scope and performance of duties under each project. Fulton does not have a policy that limits the other services that an executive compensation consultant can perform. McLagan and its affiliates did not provide additional services in 2011 with associated fees in excess of the $120,000 SEC disclosure threshold for a consultant.

       Use of Peer Groups

       The HR Committee last reviewed and updated Fulton’s peer group in 2010. At that time, the HR Committee asked McLagan to review the peer group being used at that time, consider new peers and recommend a new peer group to be used starting in 2011. To establish an appropriate peer group, McLagan considered asset size, loan distribution, revenue composition, geographic focus, business model, ownership and market capitalization. Several new peers were added and some existing peers were deleted, primarily due to geographic location and asset size. Starting in 2011, the new peer group has been utilized for both compensation decisions and to gauge Fulton’s overall performance. When a peer group member announces that it is being acquired, Fulton has historically deleted the company from the peer group.

       The peer group is also used by Fulton for purposes of the Performance Graph showing the total return performance for the last five years on page 21 of the Fulton Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Performance Peer Group”). The Performance Peer Group is used to determine the annual option and restricted stock equity awards, and for certain scorecard performance factors under the VCP, as discussed below. The seventeen (17) members of the Performance Peer Group, and their stock trading symbol as of December 31, 2011, were:

Associated Bancorp (ASBC)	BancorpSouth, Inc. (BXS)	BOK Financial Corporation (BOKF)
City National Corporation (CYN)	Commerce Bancshares, Inc. (CBSH)	Cullen/Frost Bankers, Inc. (CFR)
First Horizon National Corporation (FHN)	FirstMerit Corporation (FMER)	First Niagara Financial Group, Inc. (FNFG)
International Bancshares Corporation (IBOC)	People’s United Financial, Inc. (PBCT)	Susquehanna Bancshares, Inc. (SUSQ)
Synovus Financial Corp. (SNV)	TCF Financial Corporation (TCB)	UMB Financial Corporation (UMBF)
Valley National Bancorp (VLY)	Webster Financial Corp. (WBS)

       Elements of Executive Compensation

       Fulton’s Executive compensation program currently provides a mix of base salary, cash incentive and equity-based plans, as well as retirement benefits, health plans and other benefits as follows:

       Base Salary Base salary is an important element of executive compensation because it provides the Executives with a consistent level of monthly income. Consistent with its compensation philosophy, Fulton generally seeks to set base salary for the Executives in line with the market median overall. Fulton sets salaries on an individual-by-individual basis and seeks to provide base salary appropriate for the person’s position, experience, responsibilities, and performance.

       In making recommendations to the Board of Directors regarding the appropriate salaries for 2011, the HR Committee received a recommendation from McLagan, its compensation consultant, which considered salaries paid by members of the Performance Peer Group to peer officers who held similar roles and who were positioned similarly to the Executives in their respective organizations.

       With regard to the compensation paid to Mr. Smith, the HR Committee also considered his performance based on a scorecard that includes the attainment of certain performance goals, results of his management decisions, the earnings of Fulton during the previous year and other factors, such as the HR Committee members’ perspective of his overall performance. With regard to the compensation paid to the other Executives, the HR Committee also considered information provided by Mr. Smith for Messrs. Wenger and Nugent and by Mr. Wenger for Messrs. Shreiner and Roda, which included an assessment of each Executive’s level of individual performance, attainment of performance goals set forth in individual scorecards, overall contributions to the organization and salary history. The HR Committee also considered its own perceptions of the performance of each Executive.

       On March 15, 2011, after a review of the Executives’ competitive positioning to market and internal equity considerations presented by McLagan, the HR Committee recommended and the Board of Directors approved, base salary adjustments effective April 1, 2011, and Fulton set the annual base salaries for Messrs. Smith, Wenger, Nugent and Shreiner at that time. Mr. Roda’s 2011 base salary was adjusted upon his promotion to a member of Fulton senior management effective July 1, 2011.

       During the first quarter of 2012, the HR Committee reviewed the Executives’ prior year performance, their base salary and other elements of compensation. The HR Committee also considered the compensation consultant’s benchmarking analysis of total compensation, base salary, short-term incentive payments and LTI awards and made a decision to increase base salaries as necessary to reach a target total compensation, when considering base salary, cash incentive and equity based plans, between the 25th and 50th percentiles of the Performance Peer Group. As a result, base salary increases for the Executives were approved on March 20, 2012 to be effective April 1, 2012. The new 2012 base salary for each Executive is listed in footnote 1 of the “Summary Compensation Table” on page 37.

       Variable Plan The HR Committee believes that annual performance-based incentive bonuses are valuable in recognizing and rewarding individual achievement and, by focusing more on performance pay opportunities for the Executives, it can more closely align Fulton’s compensation program with shareholder interests. As approved and originally crafted in 2006, Fulton’s Variable Plan is designed so that no incentive bonus is paid unless Fulton achieves a predetermined performance threshold metric. From 2006 to 2010, the HR Committee used the same threshold performance target. During that period, in order for the Executives to be eligible for a payment under the Variable Plan, Fulton’s prior year’s EPS growth was required to be in the top two-thirds of the Performance Peer Group. This EPS threshold performance target was achieved in 2006, 2009 and 2010 but not in 2007 and 2008.

       For 2011 performance, based on a recommendation by McLagan in early 2011, the HR Committee changed the threshold performance target for 2011 to one based on ROE. McLagan indicated that there were two reasons for its recommendation. First, using relative EPS growth could lead to abnormal results in certain circumstances, such as when earnings in a prior year are negative. Second, because Fulton’s Executive scorecards already rely heavily on relative performance to peers in several categories, an absolute performance hurdle such as a predetermined ROE target would better balance the overall approach to determining incentives. When it set the new ROE target, the HR Committee viewed this performance target as a reachable goal, but not a target which guarantees payment of an incentive bonus, to insure that the Executives are paid for performance. Although Fulton used a ROE performance hurdle as a plan threshold for the 2011 Variable Plan awards, and has decided to do so again in 2012, a different threshold performance target other than ROE may be used in future years.

       The HR Committee at its January 17, 2012 meeting determined that the 2011 ROE target set in 2011 for 2011 performance, 5.55%, was met by Fulton. Therefore, because the threshold performance target was met for the 2011 Variable Plan, each Executive is eligible to receive a VCP award equal to a percentage of base salary paid to the individual Executive during the year the award was earned. Actual awards may be greater than or less than targets set by the HR Committee, up to a predetermined maximum with the variability attributed to individual and company performance. These payouts are substantially based on scorecard results. Generally, performance factors that are more directly aligned with the interests of shareholders, such as financial performance, are given greater weight. Based upon the recommendation and market review conducted by Fulton’s compensation consultant at the time the Variable Plan was approved originally, the HR Committee determined that the award amounts payable to each Executive should be a percentage of the Executive’s base salary. For the 2011 Variable Plan awards, Mr. Smith had threshold, target and maximum award percentages that were different from the other Executives. All Executives utilized a similar scorecard, except category ratings, and individual payouts were determined by the VCP award matrix below, and approved by the HR Committee for 2011.

2011 VCP Award Matrix
Scorecard	% of Target	CEO Payout %	SEVP Payout %	2011 VCP Award Level
1.00	0.0%	0.0%	0.0%
1.25	0.0%	0.0%	0.0%
1.50	0.0%	0.0%	0.0%
1.75	0.0%	0.0%	0.0%
2.00	50.0%	37.5%	25.0%	Threshold
2.25	75.0%	56.3%	37.5%
2.50	100.0%	75.0%	50.0%	Target
2.75	116.7%	87.5%	58.3%
3.00	133.3%	100.0%	66.7%
3.25	150.0%	112.5%	75.0%
3.50	166.7%	125.0%	83.3%
3.75	183.3%	137.5%	91.7%
4.00	200.0%	150.0%	100.0%	Maximum

       The 2011 VCP Award Matrix used for 2011 was an increase from the prior year and was based on a recommendation from the compensation consultant and, in part, upon a study showing that the prior year total compensation for each of the Executives was below the median of the peer group used at the time and below the 25th percentile of that peer group for all the Executives except the CFO. McLagan attributed this finding to a significantly more modest use of incentive compensation at Fulton than among the peer group. More specifically, both target annual incentives and actual equity awards made by Fulton in the past were found to be below the 25th percentile among peer companies. The actual payout percentage for each Executive is determined by the Executive’s individual scorecard results, as well as the HR Committee’s assessment of each Executive’s individual performance and overall contribution to Fulton for the award period.

       In early 2011, the HR Committee reviewed and approved the scorecards to be used in 2011 and determined that the Executives should all be reviewed based on a uniform scorecard with similar category weightings, except for Mr. Shreiner who, due to his position as Chief Risk Officer, should have a scorecard with a greater focus on risk-related categories. As a result, all the Executives, except Mr. Shreiner, had category ratings of 50%, 30%, 10% and 10% for Corporate Financial Objectives, Risk/Control/Liquidity, Superior Customer Experience and Employee Engagement Objectives, respectively. For Mr. Shreiner each of these categories was weighted differently at 40%, 40%, 10% and 10% for Corporate Financial Objectives, Risk/Control/Liquidity, Superior Customer Experience and Employee Engagement Objectives, respectively. In addition, Mr. Roda’s scorecard was similar to the other Executives because he was already employed by Fulton when he joined senior management and became an Executive effective July 1, 2011. As in prior years, each scorecard contained four critical performance factors, with each factor weighted according to importance. For 2011, the first factor was Corporate Financial Objectives that included seven equally weighted subcategories measured relative to the Performance Peer Group for: Earnings Per Share Growth; Return on Assets; Return on Equity; Average Core Deposit Growth; Average Loan Growth; Non-Interest Income Growth; and Efficiency Ratio. The second factor was Risk/Control/Liquidity that included the following equally weighted subcategories: Capital Ratings; Non-Performing Assets/Total Assets relative to the Performance Peer Group; Liquidity and Funding; and Regulatory Compliance. The third factor was Superior Customer Experience that included the following equally weighted subcategories: Customer Satisfaction Index and Household Growth. The fourth performance factor was Employee Engagement Objectives that included the following equally weighted subcategories: Management Succession; Corporate Diversity; Corporate Employee Retention; Employee Engagement Survey Results; and Salaries and Benefits Efficiency Ratio.

       For each of the Executives, performance measurement criteria were established for each critical performance factor subcategory. While, for the most part, specific, objective, measureable criteria were used, some scorecard subcategories require a subjective determination to be made by the HR Committee. For certain objectively measured performance categories, scorecard results depended upon Fulton’s quartile ranking among its peers, and all factors were rated with a numerical scale of 4 to 1. The top of the scale range was a 4 for 1st quartile performance or excellent results down to a score of 1 for 4th quartile performance or results below expectations. The following is a tabular summary of the critical performance factors with the weights and the total score for each Executive on the 2011 Variable Plan scorecards.

2011 VCP Scorecard
Critical Performance Factors and Scores	Smith	Wenger	Nugent	Shreiner	Roda
• Corporate Financial Objectives Weight	50%	50%	50%	40%	50%
• Risk/Control/Liquidity Weight	30%	30%	30%	40%	30%
• Superior Customer Experience Weight	10%	10%	10%	10%	10%
• Employee Engagement Objectives Weight	10%	10%	10%	10%	10%
• Total Score for each Executive	2.93	2.93	2.93	2.88	2.93

       The HR Committee reviewed the overall 2011 performance and scorecard results for each Executive, and determined that each of the Executives achieved a level of performance in 2011 that qualified the Executive for a VCP award at or above the Executive’s target payout established under the Variable Plan. In addition to the scorecard results and information provided on individual critical performance factors for each Executive, in determining the VCP award percentages for each Executive, the HR Committee also recognized the overall efforts of each of the Executives and their contributions to Fulton’s financial performance during 2011. Based on its consideration of these various factors, including the total score for each Executive in the above table, the HR Committee approved a 2011 award percentage of each of the Executive’s 2011 base salary of 96.5% for Mr. Smith, 62.7% for Mr. Shreiner and 64.3% for Messrs. Wenger, Nugent and Roda.

       Options and Restricted Shares Fulton believes equity-based compensation aligns the interests of the Executives and other eligible officers with those of Fulton’s shareholders, and encourages them to “think like owners.” Therefore, Fulton believes that equity awards are an appropriate means of motivating, rewarding and compensating the Executives and other key officers based on the future performance of Fulton. Historically, “pay for performance” included the discretionary award of options and restricted shares to Executives. Pursuant to the 2004 Stock Plan approved by the Board of Directors on October 21, 2003, and by shareholders at the 2004 Annual Meeting, Fulton is authorized to award incentive stock options, non-qualified stock options and restricted stock for a period of ten years to key employees of Fulton, its affiliate banks and its other subsidiaries. Stock options and, more recently, restricted stock or a combination of stock options and restricted stock, have been the traditional award type for Fulton, pursuant to a formula applied by the HR Committee. The 2004 Stock Plan provides that the total number of shares available for grant in any calendar year in the form of stock options or restricted stock is to be determined based on the performance of Fulton, measured in terms of total shareholder return for the immediately preceding five-year period relative to the Performance Peer Group. This process for determining the number of shares available for grant in a particular year is stated in Section 5.04 of the 2004 Stock Plan, as follows:

The number of Shares available for Awards in any calendar year shall be determined depending upon the performance of the Corporation measured in terms of Total Shareholder Return (“TSR”) relative to a Peer Group, determined at the sole discretion of the HR Committee, for the five-year period immediately preceding the grant of the Award. The number of Shares available for Awards shall be determined in accordance with the following schedule:

Percent of Total Outstanding Shares
Company’s TSR Ranking among the Peer Group	Available for Awards
for Prior Five-Year Period	for Plan Year
Top Quartile	1.00%
Second Quartile	0.75%
Third Quartile	0.50%
Fourth Quartile	At the Discretion of the HR Committee
but limited to no more than 0.50%

     Under the 2004 Stock Plan, an option recipient who retires at age fifty-five or older with five or more years of consecutive employment as defined in the 2004 Stock Plan, may exercise his or her currently exercisable stock options for up to two years from the retirement date (but not beyond the date when the option would otherwise expire). For option or restricted stock recipients who retire at age sixty or older with ten or more years of consecutive employment as defined in the 2004 Stock Plan, unexercisable stock options become exercisable and unvested restricted stock grants become vested on the retirement date. Upon a change in control, as defined in the 2004 Stock Plan,1 options not previously exercisable become exercisable and unvested restricted stock vests. Generally under the 2004 Stock Plan, unexercisable stock options become exercisable and unvested restricted stock vests upon the death or disability of the Executive, and his or her authorized representative shall have a period of one year following such termination of employment to exercise any vested option granted, but such period of time shall not exceed the option’s original expiration date.

     2011 Long-term Incentive Awards For 2011, the individual awards of restricted shares made to the Executives on July 1, 2011, and to Messrs. Nugent and Shreiner on August 8, 2011, as well as the other eligible officers of Fulton who received either stock options and restricted stock or stock options only, were determined by the Board of Directors based on recommendations of the HR Committee and management, or delegated to management with respect to other eligible participants.

____________________

1 “Change in Control” of the Corporation shall mean:
(a) a change in the Board during any twenty-four (24) month period ending on or after the effective date of the Plan, if the individuals who were directors of the Corporation at the beginning of the period cease during such period to constitute at least a majority of the Board;
(b) the acceptance and completion of a tender offer or exchange offer by any entity, person or group (including any affiliates of such entity, person or group, other than an Affiliate of the Corporation) for twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Corporation;
(c) the acquisition by any entity, person or group (including any affiliates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Corporation’s capital stock entitled to twenty-five percent (25%) or more of the outstanding voting power of all capital stock of the Corporation;
(d) a merger, consolidation, division, share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Corporation (a “Business Combination”), as a result of which the holders of the outstanding voting capital stock of the Corporation immediately prior to such Business Combination, excluding any shareholder who is a party to the Business Combination (other than the Corporation) or is such party’s affiliate as defined in the Exchange Act, hold less than seventy-five percent (75%) of the voting capital stock of the surviving or resulting corporation; or
(e) the transfer of substantially all of the assets of the Corporation other than to a wholly owned subsidiary of the Corporation.

     Prior to 2011, the HR Committee did not establish specific equity target levels for individual performance or corporate profitability. The number of options and restricted shares awarded to each Executive was primarily at the discretion of the HR Committee. In 2011, McLagan reviewed and recommended a new 2011 award methodology to the HR Committee, which was based on Fulton’s five-year TSR Ranking among its Performance Peer Group for the prior year. Starting in 2011, equity awards were made to each Executive as a percent of the Executives’ base salary received during the year of the award in accordance with the following matrix, with the actual award being subject to the discretion of HR Committee, but generally not to exceed the maximum of the equity award guidelines below:

2011 LTI Award Matrix
		CEO 2011 LTI Award	SEVP 2011 LTI Award
TSR Performance	Percent of Target Payout	Percent of Salary	Percent of Salary
Top Quartile	125%-150%	93.8%-112.5%	62.5%-75.0%
Second Quartile	100%-125%	75.0%-93.8%	50.0%-62.5%
Third Quartile	75%-100%	56.3%-75.0%	37.5%-50.0%
Bottom Quartile	50%-75%	37.5%-56.3%	25.0%-37.5%

     As a result of Fulton’s 2010 performance being in the third quartile for 2010, the 2011 award to the CEO was in the range of 56.3%-75.0%, while for all other officers it was in the 37.5%-50.0% range. In addition, other factors that the HR Committee also considers in determining the number of options or restricted shares to be awarded to each Executive include the recommendation of the compensation consultant, the CEO’s recommendations for the other Executives, previous stock option and restricted stock awards to each Executive, Fulton’s performance and each Executive’s achievement of scorecard goals.

     In 2011, Fulton granted a total of 616,686 stock options and 341,051 restricted shares to all participant in the 2004 Stock Plan, with 15,958 stock options and 161,480 restricted shares granted to the Executives and the remaining 600,728 stock options and 179,571 restricted shares granted to other Fulton employees.1 In accordance with the terms of the 2004 Stock Plan, restricted shares accrue dividends, which are reinvested in similarly restricted shares. On July 1, 2011, Fulton made an equity award to the Executives for 2010 performance, granting to Messrs. Smith, Wenger, Nugent, Shreiner and Roda: 50,552; 21,140; 18,383; 16,085; and 5,320 restricted shares, respectively, which vest after three years. In addition, Mr. Roda received stock options for 15,958 shares, one-third of which vest during each of the next three years. Finally, on August 8, 2011, Messrs. Nugent and Shreiner each received an additional discretionary award in 2011 of 25,000 restricted shares which vest after three years. The values of these option and restricted share awards are reflected in each of the Executive’s 2011 compensation in the “Summary Compensation Table” on page 37.

     Employee Stock Purchase Plan The ESPP was designed to advance the interests of Fulton and its shareholders by encouraging Fulton’s employees and the employees of its affiliate banks and other subsidiaries to acquire a stake in the future of Fulton by purchasing shares of the common stock of Fulton. Currently, Fulton limits payroll deduction and annual employee participation in the ESPP to $7,500. Except for Mr. Roda, no Executive currently participates in the ESPP.

     Defined Contribution Plan – 401(k) Plan Fulton provides a qualified defined contribution plan to the Executives and other employees which is the 401(k) Plan and provides for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer matching contribution is equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that are matched by Fulton is limited to 5% of eligible plan compensation. In addition, the Executives and certain employees are eligible for an additional employer profit sharing contribution under the 401(k) Plan, which for 2011 was equal to 5% of a participant’s eligible compensation.

     Deferred Compensation Agreements Fulton’s nonqualified deferred compensation plans include (1) the Fulton Deferred Compensation Plan, under which officers, directors and advisory board members can elect to defer receipt of fees and certain management employees can elect to defer receipt of cash compensation, and (2) a series of essentially identical Supplemental Executive Retirement Plan Agreements entered into with a certain group of senior managers, including the Executives, for the purpose of crediting them with full contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan, if not for the Internal Revenue Code limits

____________________

1 Restricted shares listed are as of December 31, 2011 and exclude any accrued reinvested dividends.

on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Fulton’s deferred compensation contributions for the Executives in 2011 are stated in footnote 7 of the “Summary Compensation Table” on page 37. The deferred compensation plan accounts of each participant are held and invested under the Fulton Nonqualified Deferred Compensation Benefits Trust with Fulton Financial Advisors, a division of Fulton Bank, N.A. The participants are permitted to individually direct the investment of the deferred amounts into various investment options under the Nonqualified Deferred Compensation Benefits Trust.

     Defined Benefit Pension Plans Fulton has not had an historical practice of using defined benefit pension plans to provide employees or the Executives with retirement benefits, but some defined benefit plans have been acquired in different merger transactions over time, and any such acquired plans were continued only for the plan participants. However, none of the Executives participate in such pension plans.

     Survivors’ Benefit Life Insurance and Other Death Benefits Officers of Fulton and certain of its bank subsidiaries, who had been employed by Fulton for at least five years as of April 1, 1992, are eligible to participate in a survivors’ benefit program. This program provides the employee’s spouse, in the event of the employee’s death prior to retirement, with an annual income equal to the lesser of $25,000 or twenty-five percent of the employee’s final annual salary. This benefit is paid from the date of death until the employee’s sixty-fifth birthday subject to a minimum of ten annual payments having been made. Messrs. Smith, Wenger, Shreiner and Roda participate in this program because each was hired before April 1, 1992. Mr. Nugent was hired after April 1, 1992 and is not eligible for this benefit. The estates of the Executives are also eligible for a two times base salary payment (plus an amount equal to applicable individual income taxes due on such amounts) from Fulton pursuant to individual Death Benefit Agreements between Fulton and each Executive, should the Executive die while actively employed by Fulton. Upon the Executive’s retirement, the post retirement benefit payable upon the individual’s death is reduced to $5,000.

     Health, Dental and Vision Benefits Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full time employees, including the Executives, and their eligible spouses and children. Fulton pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard employee coverage plans available.

     Retiree Benefit Payments Generally, employees who were hired or joined Fulton as a result of a merger prior to January 1, 1998, and who retire on or after the attainment of age sixty-five with at least ten years of full time service, are eligible for post-retirement benefits. Post-retirement benefits include health coverage plus death benefits. The level of coverage and the cost to the retiree depends on the retiree’s date of retirement and completed years of full time service after attainment of age forty. As a result of their length of service with Fulton, the Executives are eligible to receive these post-retirement benefits at an annual cost to the Executive similar to other employees with similar years of service. Fulton does not provide post-retirement medical, dental and vision benefits to the Executives or the current full time employees of Fulton and its affiliates who were hired or joined Fulton as a result of a merger after December 31, 1997.

     Other Executive Benefits Fulton provides the Executives with perquisites and other personal benefits that the HR Committee believes are necessary to facilitate the conduct of Fulton’s business by the Executives and are reasonable and consistent with the overall compensation program for the CEO and the other Executives. In addition, these benefits enable Fulton to attract and retain talented senior officers for key positions, as well as provide the Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton. The 2011 amounts are included in the All Other Income column of the “Summary Compensation Table” on page 37 of this Proxy Statement. The Executives are provided with company owned automobiles, club memberships and other executive benefits consistent with their office and position. Fulton does not have a direct or indirect interest in any corporate aircraft. Generally, the Executives travel on commercial aircraft, by train or in vehicles provided by Fulton. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton pays the travel and other expenses associated with certain spousal travel for the Executive. Fulton also includes spousal travel and personal vehicle use as part of the Executive’s reported W-2 income. These items are not “grossed up” by Fulton, and the Executive pays all income taxes on these executive benefit amounts.

     Pay for Performance

     Fulton operates in a highly complex business environment and competes with many well-established financial services businesses. The annual VCP incentive component of Fulton’s Executive compensation program involves awards under the Variable Plan that are payable if pre-established corporate and individual performance objectives are achieved. Fulton’s equity compensation plan, the 2004 Stock Plan, also has an award trigger based on Fulton’s performance relative to its peers that is discussed in the “Options and Restricted Shares” section above. The HR Committee believes that the Variable Plan and the 2004 Stock Plan further Fulton’s business plan and ensure that the interests of the Executives, both short-term and long-term, are aligned with the interests of Fulton’s shareholders. The Variable Plan aligns these interests by offering each Executive the opportunity to earn an annual incentive VCP award upon achieving both an established corporate performance goal and certain specific individual performance goals, and the 2004 Stock Plan aligns these interests by offering the Executive the opportunity to earn longer term compensation through stock options and restricted stock.

     Fulton seeks to pay for performance. The core of Fulton’s compensation philosophy is to link pay to performance on both a short-term and long-term basis. The Variable Plan annual awards are “at-risk” performance-based awards because if the Variable Plan ROE threshold target is not met, or scorecard performance factors are not achieved, then the Variable Plan award bonuses are not paid to the Executive. The 2004 Stock Plan awards are “at-risk” because, in addition to the total annual awards being linked to Fulton’s performance among the Performance Peer Group, restricted shares are subject to vesting and possible forfeiture, and options only increase in value if Fulton’s share price increases over the term of the option awards. With these compensation elements, Fulton seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements. Comparing guaranteed 2011 base salary to the VCP awards paid for 2011 performance and 2004 Stock Plan compensation awarded in 2011 as LTI to the Executives, as outlined below, 62% of the CEO’s total compensation is “at-risk”, as described herein. The 2011 percent of compensation “at-risk” for Messrs. Wenger, Nugent, Shreiner and Roda was 53%, 59%, 63% and 48%, respectively. The following table and pie charts show the mix of guaranteed base pay and VCP and 2004 LTI awards the Executives received in 2011 and reported in the Summary Compensation Table on page 37.

Executive	2011 Base Salary	LTI Awarded in 2011	VCP Paid for 2011
Smith	$840,336	$550,006	$810,925
Wenger	$501,282	$230,003	$322,324
Nugent	$516,214	$423,007	$331,926
Shreiner	$364,431	$398,005	$228,498
Roda	$351,395	$91,394	$225,947

2011 Compensation Mix Chart
Base Salary, LTI and VCP Award Amounts as a Percentage of Total

     Employment Agreements

     Fulton believes that a company should provide reasonable severance benefits to employees. For most employees, Fulton has a policy that in general provides for severance benefits to be paid upon layoff or position elimination. These severance arrangements are intended to provide the employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the Executives and certain other employees, the severance benefits provided reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. The levels of these benefits for the Executives in the event of change in control are discussed in footnote 6 in the Potential Payments upon Termination and Golden Parachute table on page 43 under “Termination Without Cause or for Good Reason - Upon or After a Change in Control.”

     On May 30, 2006, Fulton’s Board of Directors approved, with the recommendation of Fulton’s compensation committee and the compensation consultant at the time, a form of employment agreement to be used for Fulton’s senior executive officers, including its CEO, President, Chief Financial Officer and Senior Executive Vice Presidents (the “Employment Agreements”). The Employment Agreements for Messrs. Smith, Nugent, Wenger and Shreiner commenced when the agreements were executed on November 12, 2008, and each continues until terminated. Mr. Roda’s Employment Agreement commenced on August 1, 2011 and also continues until terminated. The Employment Agreements all provide that the Executive is to receive a base salary, which is set annually, and is entitled to participate in Fulton’s incentive bonus programs as in effect from time to time. The Executive also is entitled to participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

     In their Employment Agreements, Messrs. Smith and Nugent have agreed to restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for two years. The Employment Agreements with Messrs. Wenger, Shreiner and Roda contain restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for one year. The non-competition and non-solicitation covenants will not apply if the Executive leaves for good reason or if the Executive’s employment is terminated without cause, as defined in the Employment Agreements. These provisions of the Employment Agreements are further outlined in the “Potential Payments Upon Termination and Golden Parachute Table” section on page 43. Mr. Roda’s Employment Agreement is similar to the employment agreements Fulton executed with the other Executives on November 12, 2008, except that his Employment Agreement does not provide for an excise tax gross-up for taxes applicable to termination payments as a result of the Executive’s termination. Mr. Roda’s Employment Agreement provides that, in the event a payment to Mr. Roda in connection with his termination of employment would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable Mr. Roda is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended, Fulton would be required to pay to Mr. Roda only the amount determined to be deductible under Section 280G.

     Effective November 12, 2008, the Employment Agreements for Messrs. Smith, Wenger, Nugent and Shreiner were amended and restated solely for the purpose of bringing them into compliance with Internal Revenue Code Section 409A. In addition, as a result of Fulton’s CPP participation1, the Messrs. Smith, Nugent, Wenger and Shreiner each executed CPP Letter Agreements2 effective December 23, 2008, which required, among other things, all Executive bonus and incentive compensation received during Fulton’s TARP Assistance Period to be subject to recovery or “clawback” by Fulton if it is determined that the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The CPP Letter Agreements also prohibited certain severance payments to the Executives during Fulton’s TARP Assistance Period. To comply with the Treasury Rules, the Executives and certain other

____________________

1 In 2008, Fulton elected to participate in the Capital Purchase Program (“CPP”) component of the Troubled Asset Relief Program (“TARP”) authorized under the Emergency Economic Stabilization Act of 2008 (“ESSA”), and the interim final rule (the “Treasury Rules”) of the United States Department of the Treasury (the “Treasury”). On December 23, 2008, Fulton entered into an agreement with the Treasury to sell 376,500 shares of Fulton’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation amount per share of $1,000, for total proceeds of $376.5 million (“CPP Funds”). Certain provisions of EESA and the Treasury Rules affected Fulton’s compensation programs for the Executives and other officers during 2009 and 2010. On July 14, 2010, Fulton redeemed the preferred stock issued to Treasury and repaid all CPP funds. EESA and the Treasury Rules generally do not impact the compensation decisions made after the date CPP funds are repaid. Among other things, EESA and the Treasury Rules contained expansive restrictions on executive compensation for financial institutions that participated in CPP. These restrictions applied to Fulton from December 23, 2008 until July 14, 2010, when Fulton repaid all of the CPP Funds and redeemed its preferred stock issued to Treasury (“Fulton’s TARP Assistance Period”).

2 The form of CPP Letter Agreement executed by the Executives was filed with the SEC as an exhibit to a Current Report on Form 8-K on December 24, 2008.

highly compensated employees, as defined in the Treasury Rules, also executed supplemental letter agreements in 2009. The form of the supplemental letter agreement that the Executives signed was filed as an exhibit to a Current Report on Form 8-K that Fulton filed with the SEC on December 24, 2009. The majority of the provisions in the letter agreements no longer apply because Fulton’s TARP Assistance Period ended on July 14, 2010.

     Retention Agreement

     On September 28, 2011, Fulton and Mr. Smith entered into a Retention Bonus Agreement (“Retention Agreement”) which was approved by Fulton’s Board of Directors based on the recommendations of the HR Committee and its independent compensation consultant. As part of its regular review of Fulton’s executive compensation practices with its independent compensation consultant, the HR Committee determined that it should consider a supplemental cash retention award for Mr. Smith in order to position him closer to the median compensation level among Fulton’s peer companies. Further, going forward, the HR Committee believes that Mr. Smith will continue to play a critical role in Fulton’s future success, as it falls principally upon him and the other members of management to determine and achieve Fulton’s strategic goals. Specifically, Mr. Smith will be required to guide Fulton through unprecedented regulatory changes and in its efforts to grow both organically through branch expansion and externally through strategically important mergers and other acquisition opportunities.

     Thus, the HR Committee recommended to the Board that a supplemental cash retention award be made to Mr. Smith, in furtherance of the goals to: ensure the Mr. Smith’s continued employment at competitive compensation levels; to provide an incentive to Mr. Smith to arrange a smooth transition for his successor as he approaches retirement age; and to ensure that the Mr. Smith does not pursue employment at a competitor. Therefore, the Board, upon recommendation of the Committee and the Committee’s independent compensation consultant, concluded that an additional financial incentive should be provided to Mr. Smith in the form of a supplemental cash retention award in an amount equal to $1.3 million (the “Retention Bonus”) payable in the event that he remains employed through December 31, 2012, as more fully described in the Retention Agreement filed as an exhibit to a Current Report on Form 8-K on September 30, 2011.

     The Retention Agreement provides that the Retention Bonus will be paid to Mr. Smith as soon as permissible and administratively practicable on or after January 1, 2013 but no later than January 15, 2013: A) if Mr. Smith remains employed by Fulton through December 31, 2012; or B) upon the occurrence of a separation from service with Fulton only if the separation from service occurs before December 31, 2012: (i) on account of a Disability1 while actively employed by Fulton, (ii) on account of an involuntary termination of Mr. Smith’s employment by Fulton without Cause1, (iii) on account of Mr. Smith’s termination of his employment with Fulton for Good Reason1, or (iv) on account of Mr. Smith’s death while actively employed by Fulton. Other than upon the occurrence of a separation from service under one of these four conditions, Mr. Smith shall have no vested interest in the Retention Bonus payment until the Retention Bonus vests on December 31, 2012.

     When considering the terms of the Retention Agreement, the HR Committee specifically considered tax gross up payments and the development of a future clawback policy. Notwithstanding anything in Mr. Smith’s Employment Agreement to the contrary, in the event the Retention Bonus payment is made in connection with a Change in Control and Mr. Smith is determined to be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the tax gross-up right provided to Mr. Smith in his Employment Agreement shall not operate to provide Mr. Smith with a tax gross-up payment for amounts attributable solely to the Retention Agreement, and Mr. Smith is solely responsible for the payment of all taxes owed in connection with such event.

     In addition, the Retention Agreement further (i) prohibits Mr. Smith from, directly or indirectly, competing with, and/or soliciting or contacting any customers, employees or suppliers of, Fulton for a period of two (2) years after Mr. Smith’s separation from service with Fulton, and (ii) subjects the Retention Bonus to any clawback Policy that the Board may adopt. In the absence of a formal clawback policy, Mr. Smith is required to forfeit and pay back to Fulton the Retention Bonus paid to Mr. Smith if: (a) a court makes a final determination that Mr. Smith directly or indirectly engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by Fulton; or (b) the independent members of the Board determine that Mr. Smith has committed a material violation of Fulton’s Code of Conduct.

____________________

1 As defined in the Retention Agreement dated September 28, 2011.

     Other Compensation Elements

     162(m) and Tax Consequences Although Fulton takes into account deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Internal Revenue Code disallows the deductibility by Fulton of any compensation over $1 million per year paid to certain employees and the Executives unless certain criteria are satisfied.

     409A Changes Section 409A of the Internal Revenue Code, effective January 1, 2005, defines what constitutes a “nonqualified deferred compensation plan,” conditions income tax deferrals under such plans on their compliance with certain distribution, acceleration, election and funding restrictions, and also imposes excise tax and interest penalties for noncompliance. In order to preserve intended tax deferrals and to avoid the imposition of excise taxes and interest penalties, Fulton has identified all such nonqualified deferred compensation plans it maintains and to the extent necessary, timely amended each, to meet the Section 409A requirements, and to alter the administration of each, where necessary, to comply with Section 409A. With respect to the Executives, in particular, the deferred compensation agreements and the Employment Agreements and other agreements summarized above have been amended and restated as of November 12, 2008 for Section 409A compliance, except in the case of Mr. Roda, where his Employment Agreement dated as of August 1, 2011 was originally prepared to comply with Section 409A.

     Discussion of Option and Restricted Stock Grant Timing Fulton does not have a formal policy as to when options and restricted shares are granted during the year. In March 2012, Fulton awarded options and restricted stock to eligible participants in the 2004 Stock Plan with a grant date of April 1, 2012. In prior years, the HR Committee and Board of Directors historically met in June of each year to consider the award of options and restricted stock to the Executives and other officers with a July 1 grant date. Fulton does not back date options or grant them retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2004 Stock Plan does not permit the award of discounted options, the reload of stock options or the re-pricing of stock options. Pursuant to the terms of the 2004 Stock Plan, option prices are determined based on the average of the high and low trading price on the grant date.

     Stock Hedging Policy and Stock Trading Procedures Fulton has adopted an Insider Trading Policy and Compliance Procedures to facilitate securities law compliance in a number of areas. Pursuant to this policy, Fulton requires that all directors, officers, and employees of Fulton and its affiliates adhere to certain procedures when trading in Fulton common stock or any other security issued by Fulton or its subsidiaries. Among other requirements, directors, officers and employees of Fulton and its subsidiaries that know of material, non-public information about Fulton may not (i) buy or sell Fulton stock while the information remains non-public or (ii) disclose the information to relatives, friends or any other person. In addition, the Executives and directors of Fulton, and senior officers of Fulton banking subsidiaries are prohibited from engaging in speculative transactions involving Fulton’s securities. This prohibition encompasses “short sales” and “puts” along with other trading that anticipates a decline in price. These instruments can involve “a bet against the Corporation,” raise issues about the insider knowledge of the person involved or create a conflict of interest and are therefore prohibited by Fulton’s policy.

     Stock Ownership Guidelines Fulton believes that broad based stock ownership by directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. In 2009, Fulton first adopted Corporate Governance Guidelines that included a formal share ownership guideline for directors and the Executives. The director ownership guidelines were updated in September 2011, and each director is presently encouraged to own at least $100,000 of Fulton common stock within the later of five years of first becoming a director, or five years after the guideline was changed. A similar guideline exists for the Executives. The guideline for Executives was last updated and approved in 2009, with a recommended amount of share ownership calculated as a multiple of the Executive’s base salary, depending upon position. Currently the Chief Executive Officer, President, Chief Financial Officer and the other two Executives are encouraged to own 2.0, 1.5, 1.5 and 1.0, times their base salary, respectively. Compliance with the stock ownership guidelines is determined annually based on stock ownership and the closing stock price as of December 31 of the prior year. Ownership excludes stock options and unvested restricted stock, but includes all other shares beneficially owned and reported on an individual’s Form 3, Form 4 or Form 5 filed with the SEC, including shares held in retirement accounts, indirect ownership and jointly held shares. Once an Executive or director has achieved the ownership guideline, he or she remains in compliance with the ownership guideline regardless of changes in base salary or stock price, as long as he or she retains the same number of shares or a higher amount. However, if an Executive is promoted to CEO, President or CFO with a salary increase, he or she would be allowed a period of three years during which the Executive could satisfy the new stock ownership requirement for the new position and base salary. As described in more detail in footnote 3 on page 12, except for Mr. Roda, all of the Executives have satisfied the stock ownership guidelines. Mr. Roda has until 2014 to satisfy the stock ownership guidelines for his position.

     Management Succession The topic of management succession is discussed and reviewed at least annually at Fulton. At the December 2011 meeting of the Executive Committee, senior officers in Fulton’s Human Resources department discussed and reviewed the succession planning processes used by management to identify successors for each Executive at Fulton.

     Clawback Policies Compensation recovery policies, or “clawbacks,” began to be used with the enactment of the Sarbanes-Oxley Act in 2002, which required that in the event of any restatement based on executive misconduct, public companies must recoup incentives paid to the company’s CEO and CFO within 12 months preceding the restatement. Fulton’s CEO and CFO are currently subject to the Sarbanes-Oxley clawback provision which is set forth in Section 304 of the Sarbanes-Oxley Act, and provides that if an issuer “is required to prepare an accounting restatement due to material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws,” the CEO and CFO shall reimburse the issuer for any bonus or other incentive-based or equity-based compensation received, and any profits realized from the sale of the securities of the issuer, during the year following issuance of the original financial report.

     In addition, Fulton accepted CPP Funds under TARP and bonus and incentive compensation paid to the Executives during Fulton’s TARP Assistance Period is subject to recovery or clawback by Fulton. This clawback under TARP is triggered if it is determined that the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

     Finally, the HR Committee has discussed this issue and has recently included a clawback provision in Mr. Smith’s Retention Bonus Agreement described above. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 mandates that the SEC adopt rules that require publicly traded companies to adopt a formal clawback policy. Final clawback rules are expected in 2012. Pending these final clawback rules from the SEC, the HR Committee will continue to consider the use of clawbacks in any new or amended compensation agreements with the Executives.

Human Resources Committee Report

     The HR Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management at their February 22, 2012 and March 19, 2012 meetings and, based on the review and discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be incorporated in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2011, and the 2012 annual proxy statement, as applicable.

     As described above in the Compensation Discussion and Analysis section, in performing its compensation risk evaluation, the HR Committee met with the chief risk officer regarding the material risks facing Fulton, and consulted with human resources personnel about the Fulton’s various compensation plans. Based on the foregoing review, the HR Committee concluded that Fulton’s compensation policies and practices in 2011 did not create risks that are reasonably likely to have a material adverse effect on Fulton.

Human Resources Committee

Patrick J. Freer, Chair
Craig A. Dally, Vice Chair
Joe N. Ballard
George W. Hodges
Donald W. Lesher, Jr.

SUMMARY COMPENSATION TABLE

Name and Principal	Year	Salary[1]	Bonus[2]	Stock	Option	Non-Equity	Change in	All Other	Total
Position				Awards[3]	Awards[4]	Incentive	Pension	Compensa-
						Plan	Value and	tion[7]
						Compensa-	Non-
						tion[5]	qualified
							Deferred
							Compen-
							sation
							Earnings[6]
		($)	($)	($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr. Chairman and Chief Executive Officer of Fulton	2011	840,336	0	550,006	0	810,925	0	128,237	2,329,504
	2010	809,007	0	355,853	0	220,898	0	127,235	1,512,993
	2009	793,742	0	113,569	0	203,595	0	106,700	1,217,606
E. Philip Wenger President and Chief Operating Officer of Fulton	2011	501,282	0	230,003	0	322,324	0	94,456	1,148,065
	2010	433,173	0	224,652	0	82,794	0	80,572	821,191
	2009	425,000	0	59,251	0	68,850	0	72,098	625,199
Charles J. Nugent Senior Executive Vice President and Chief Financial Officer of Fulton	2011	516,214	0	423,007	0	331,926	0	88,280	1,359,427
	2010	502,889	0	187,207	0	96,119	0	85,431	871,646
	2009	493,400	0	88,879	0	86,592	0	74,517	743,388
James E. Shreiner Senior Executive Vice President of Fulton	2011	364,431	0	398,005	0	228,498	0	63,722	1,054,656
	2010	333,289	0	168,484	0	58,438	0	61,091	621,302
	2009	327,000	0	59,251	0	51,503	0	55,080	492,834
Craig A. Roda[8] Senior Executive Vice President of Fulton	2011	351,395	0	57,882	33,512	225,947	0	67,550	736,286
	2010	-	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	-	-
____________________

1 Represents the 2009, 2010 and 2011 base salary amounts paid to and earned by each of the Executives named in this table. On June 22, 2011, Fulton announced that Craig A. Roda was designated to serve as a senior executive officer of Fulton, effective July 1, 2011, and his annual base salary was initially set at $363,000, effective July 1, 2011. On March 20, 2012, the HR Committee and Board approved base salary adjustments for the Executives for Messrs. Smith, Wenger, Nugent, Shreiner and Roda of $900,000, $625,000, $530,000, $400,000, and $370,000, respectively. These changes to annual base salary are effective April 1, 2012.

2 The HR Committee did not award any bonus payments in 2009, 2010 or 2011 to the Executives.

3 Amounts represent the grant date fair values of restricted stock awards. There were no forfeitures of restricted stock during 2009, 2010 and 2011 by any of the Executives. The per-share fair values of restricted stock awards are equal to the average of the high and low trading prices of Fulton stock on the date the shares are awarded. The per-share fair values of shares awarded on July 1, 2009, 2010 and 2011, and August 8, 2011 were $5.27, $9.475 and $10.88, respectively. The per-share fair value of shares awarded on August 8, 2011 was $8.92. The number of restricted stock shares awarded to Messrs. Smith, Wenger, Nugent and Shreiner on July 1, 2009 was 21,550, 11,243, 16,865; and 11,243, respectively. The number of restricted stock shares awarded to Messrs. Smith, Wenger, Nugent and Shreiner on July 1, 2010 was 37,557; 23,710; 19,758; and 17,782, respectively. The number of restricted stock shares awarded to Messrs. Smith, Wenger, Nugent, Shreiner and Roda on July 1, 2011 was 50,552; 21,140; 18,383; 16,085; and 5,320, respectively. On August 8, 2011, 25,000 restricted stock shares were awarded to each of Mr. Nugent and to Mr. Shreiner.

4 Amounts represent the grant date fair values of the options. Except for Mr. Roda, Fulton did not award options in 2009, 2010 and 2011 to the Executives and there were no forfeitures of options during 2009, 2010 or 2011 by any of the Executives. The 2000 grant expired in 2010, including the following number of options by Executive: Smith – 30,580; Wenger – 13,295; Nugent – 28,679; and Shreiner – 16,333. The 2001 grant expired in 2011, including the following number of options by Executive: Smith – 41,603; Wenger – 0; Nugent – 35,815; Shreiner – 20,260; and Roda – 14,109.

The per-option fair value of options granted in 2011 was $2.10. Discussion of the significant assumptions used to determine these fair values can be found in Note M “Shareholders’ Equity and Stock-Based Compensation Plans,” which starts on page 95 in the Notes to Consolidated Financial Statements, located in the Fulton Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2011. In 2011, Mr. Roda was the only Executive to receive options and the number of shares under the 2011 options granted to Mr. Roda was 15,958.

5 Amounts listed for 2009 and 2010 are prorated VCP awards approved by the HR Committee on March 15, 2010 and March 14, 2011 for 2009 and 2010 performance, respectively, pursuant to Fulton’s Variable Plan. The Executive awards were for performance at or above target payment amounts under the Variable Plan but were reduced because of Fulton’s participation in the CPP component of TARP. The initial 2009 VCP awards for Messrs. Smith, Wenger, Nugent, and Shreiner were $452,433, $153,000, $192,426 and $114,450, respectively. However, the 2009 VCP awards were reduced by approximately 55% to reflect the portion of the 2009 performance period occurring after June 15, 2009 as required by the Treasury Rules relating to Fulton’s participation in the CPP component of TARP. The initial 2010 VCP awards for Messrs. Smith, Wenger, Nugent and Shreiner were $480,214, $179,988, $208,955 and $127,040, respectively. However, the 2010 VCP awards were reduced by approximately 54% to reflect the portion of the 2010 performance period occurring before the repayment of CPP Funds on July 14, 2010 as required by the Treasury Rules. Information on the 2011 VCP awards can be found on page 27.

6 Fulton has determined that the Executives did not receive above-market earnings on their nonqualified deferred compensation accounts and therefore such earnings are not required to be reported in this table column for 2009, 2010 and 2011. All participants in the nonqualified deferred compensation plan, which also includes senior managers other than the Executives, are permitted to select various investment options listed in footnote 2 of the “Nonqualified Deferred Compensation Table” on page 42. The rate of return for an individual participant’s account is based on the performance of the various investment options selected by each participant.

7 All Other Compensation includes Fulton’s payments for qualified profit sharing plan contributions, qualified employer matching contributions, nonqualified profit sharing plan contributions, nonqualified employer matching contributions, club membership fees, use of company provided automobiles, certain travel expenses where spouses traveled with the Executives and attended Fulton events, plus other personal benefits received by the Executive. The methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the items. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used. For 2011, amounts for vehicles include the cost of related items attributed to the company provided vehicle including depreciation, gasoline, maintenance and an annual insurance premium estimate of $885 for each vehicle on Fulton’s corporate auto policy. The “Other Perquisites” column includes personal travel, employee service awards paid to all employees for achieving certain years of service and other small benefits that individually are less than ten percent of all perquisites received by the Executive. For Mr. Roda in 2011, the amount listed for “Other Perquisites” includes $4,664 for a rewards trip he attended with employees as a reward for achieving certain performance goals. The breakdown and total of all other compensation for each Executive, other than Mr. Roda, for 2009, 2010 and 2011 is shown in the following table:

		Qualified	Nonqualified	Club	Use of	Other	Total All Other
Name	Year	Retirement	Retirement	Memberships	Company	Perquisites	Compensation
		Plan Company	Plan Company		Provided
		Contribution	Contribution		Automobiles
		($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	2011	24,500	81,623	12,852	8,034	1,228	128,237
	2010	24,500	76,760	9,955	15,589	431	127,235
	2009	24,500	54,874	12,026	14,888	412	106,700
E. Philip Wenger	2011	24,500	33,908	16,001	17,730	2,317	94,456
	2010	24,500	25,702	12,532	16,560	1,278	80,572
	2009	24,500	18,000	14,685	14,585	328	72,098
Charles J. Nugent	2011	24,500	36,733	12,993	12,858	1,196	88,280
	2010	24,500	34,448	12,600	13,218	665	85,431
	2009	24,500	24,840	13,101	11,634	442	74,517
James E. Shreiner	2011	24,500	17,787	11,959	8,021	1,455	63,722
	2010	24,500	14,005	9,171	12,911	504	61,091
	2009	24,500	8,200	9,552	12,828	0	55,080
Craig A. Roda	2011	24,500	15,125	14,201	7,246	6,478	67,550
	2010	-	-	-	-	-	-
	2009	-	-	-	-	-	-

8 Mr. Roda first became an Executive officer effective July 1, 2011, and pursuant to SEC rules, compensation for 2010 and 2009 is not included.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant	Approval	Estimated Future or Possible			Estimated Future or			All Other	All Other	Exercise	Closing	Grant
	Date[1]	Date[2]	Payouts Under Non-Equity			Possible Payouts Under			Stock	Option	or Base	Price on	Date Fair
			Incentive Plan Awards[3]			Equity Incentive Plan			Awards:	Awards:	Price of	Grant	Value of
						Awards			Number	Number of	Option	Date[7]	Stock and
			Thresh-	Target	Maxi-	Thresh-	Target	Maxi-	of Shares	Securities	Awards[6]		Option
			old		mum	old		mum	of Stock	Underlying			Awards[8]
									or Units[4]	Options[5]
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
R. Scott Smith, Jr.	7/1/2011	6/21/2011	-	-	-	-	-	-	50,552	-	-	11.03	550,006
R. Scott Smith, Jr.	-	3/20/2012	315,126	630,252	1,260,504	-	-	-	-	-	-	-	-
E. Philip Wenger	7/1/2011	6/21/2011	-	-	-	-	-	-	21,140	-	-	11.03	230,003
E. Philip Wenger	-	3/20/2012	125,321	250,641	501,282	-	-	-	-	-	-	-	-
Charles J. Nugent	7/1/2011	6/21/2011	-	-	-	-	-	-	18,383	-	-	11.03	200,007
Charles J. Nugent	8/8/2011	6/21/2011	-	-	-	-	-	-	25,000	-	-	8.50	223,000
Charles J. Nugent	-	3/20/2012	129,054	258,107	516,214	-	-	-	-	-	-	-	-
James E. Shreiner	7/1/2011	6/21/2011	-	-	-	-	-	-	16,085	-	-	11.03	175,005
James E. Shreiner	8/8/2011	6/21/2011	-	-	-	-	-	-	25,000	-	-	8.50	223,000
James E. Shreiner	-	3/20/2012	91,108	182,216	364,431	-	-	-	-	-	-	-	-
Craig A. Roda	7/1/2011	6/21/2011	-	-	-	-	-	-	5,320	-	-	11.03	57,882
Craig A. Roda	7/1/2011	6/21/2011	-	-	-	-	-	-	-	15,958	10.88	11.03	33,512
Craig A. Roda	-	3/20/2012	87,849	175,698	351,395	-	-	-	-	-	-	-	-
____________________

1 Grants to the Executives in this table include a July 1, 2011 and August 8, 2011 equity awards to the Executives.

2 Fulton approved the restricted stock awards at the June 2011 HR Committee and Board meetings, with a grant date of July 1, 2011. The low trading, high trading, closing, and average of high/low trading prices of Fulton stock on June 21, 2011 were $10.54, $10.71, $10.71 and $10.625, respectively. Fulton approved a non-equity incentive plan award under the Variable Plan on March 20, 2012.

3 The Executives were eligible to receive a cash VCP award for 2011 pursuant to the Variable Plan that is discussed on page 27.

4 The restricted shares awarded pursuant to the 2004 Stock Plan on July 1, 2011 and August 8, 2011 will cliff vest (100%) three years after the date of the grant.

5 Except for Mr. Roda, the Executives did not receive any options in 2011.

6 Average of the high and low trading price of Fulton stock was $10.88 on the July 1, 2011.

7 Closing price of Fulton stock was $10.71 on the June 21, 2011 Board of Director approval date of all the equity awards. Grant date values are shown in this column. The closing price of Fulton Stock was $11.03 and $8.50, respectively on the July 1, 2011 and August 8, 2011 grant dates.

8 Grant date fair value of restricted shares awarded on July 1, 2011 and August 8, 2011 was $10.88 and $8.92 per share, respectively. The options awarded on the July 1, 2011 have a fair value per share value of $2.10 per share. There can be no assurance that the Executives will realize the amounts listed in this table in the future.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards[1]					Stock Awards[2]
Name	Number of	Number of	Equity	Option	Option	Number	Market	Equity	Equity
	Securities	Securities	Incentive	Exercise	Expiration	of Shares	Value of	Incentive	Incentive
	Underlying	Underlying	Plan	Price	Date	or Units of	Shares or	Plan	Plan
	Unexercised	Unexercised	Awards:	($)		Stock That	Units of	Awards:	Awards:
	Options	Options	Number of			Have Not	Stock That	Number of	Market
	(#)	(#)	Securities			Vested	Have Not	Unearned	or Payout
	Exercisable	Unexercisable	Underlying			(#)[3]	Vested	Shares,	Value of
			Unexercised				($)[4]	Units or	Unearned
			Unearned					Other	Shares,
			Options					Rights	Units or
			(#)					That Have	Other Rights
								Not Vested	That Have
								(#)	Not Vested
									($)
R. Scott Smith, Jr.	41,530	0	0	13.35	6/30/2012	-	-	-	-
R. Scott Smith, Jr.	41,344	0	0	14.44	6/30/2013	-	-	-	-
R. Scott Smith, Jr.	72,189	0	0	15.38	6/30/2014	-	-	-	-
R. Scott Smith, Jr.	65,625	0	0	17.12	6/30/2015	-	-	-	-
R. Scott Smith, Jr.	46,000	0	0	15.89	6/30/2016	-	-	-	-
R. Scott Smith, Jr.	46,000	0	0	14.415	6/30/2017	-	-	-	-
R. Scott Smith, Jr.	19,734	0	0	9.965	6/30/2018	-	-	-	-
R. Scott Smith, Jr.	-	-	-	-	-	112,324	1,101,898	0	0
E. Philip Wenger	19,898	0	0	13.35	6/30/2012	-	-	-	-
E. Philip Wenger	20,673	0	0	14.44	6/30/2013	-	-	-	-
E. Philip Wenger	45,939	0	0	15.38	6/30/2014	-	-	-	-
E. Philip Wenger	40,687	0	0	17.12	6/30/2015	-	-	-	-
E. Philip Wenger	24,000	0	0	15.89	6/30/2016	-	-	-	-
E. Philip Wenger	24,000	0	0	14.415	6/30/2017	-	-	-	-
E. Philip Wenger	10,296	0	0	9.965	6/30/2018	-	-	-	-
E. Philip Wenger	-	-	-	-	-	57,505	564,124	0	0
Charles J. Nugent	35,742	0	0	13.35	6/30/2012	-	-	-	-
Charles J. Nugent	35,832	0	0	14.44	6/30/2013	-	-	-	-
Charles J. Nugent	63,001	0	0	15.38	6/30/2014	-	-	-	-
Charles J. Nugent	56,437	0	0	17.12	6/30/2015	-	-	-	-
Charles J. Nugent	36,000	0	0	15.89	6/30/2016	-	-	-	-
Charles J. Nugent	36,000	0	0	14.415	6/30/2017	-	-	-	-
Charles J. Nugent	15,444	0	0	9.965	6/30/2018	-	-	-	-
Charles J. Nugent	-	-	-	-	-	81,781	802,272	0	0
James E. Shreiner	21,706	0	0	13.35	6/30/2012	-	-	-	-
James E. Shreiner	20,673	0	0	14.44	6/30/2013	-	-	-	-
James E. Shreiner	45,939	0	0	15.38	6/30/2014	-	-	-	-
James E. Shreiner	40,687	0	0	17.12	6/30/2015	-	-	-	-
James E. Shreiner	24,000	0	0	15.89	6/30/2016	-	-	-	-

James E. Shreiner	24,000	0	0	14.415	6/30/2017	-	-	-	-
James E. Shreiner	10,296	0	0	9.965	6/30/2018	-	-	-	-
James E. Shreiner	-	-	-	-	-	71,492	701,337	0	0
Craig A. Roda	14,471	0	0	13.35	6/30/2012	-	-	-	-
Craig A. Roda	16,538	0	0	14.44	6/30/2013	-	-	-	-
Craig A. Roda	28,876	0	0	15.38	6/30/2014	-	-	-	-
Craig A. Roda	21,000	0	0	17.12	6/30/2015	-	-	-	-
Craig A. Roda	16,000	0	0	15.89	6/30/2016	-	-	-	-
Craig A. Roda	18,000	0	0	14.415	6/30/2017	-	-	-	-
Craig A. Roda	7,722	0	0	9.965	6/30/2018	-	-	-	-
Craig A. Roda	0	15,958	0	10.88	6/30/2021	-	-	-	-
Craig A. Roda	-	-	-	-	-	26,058	255,629	0	0
____________________

1 The number of securities underlying the options and the option exercise price has been adjusted for stock dividends and stock splits, if any, that have occurred since the option grant date.

2 Restricted stock awards listed were granted July 1, 2009, July 1, 2010, July 1, 2011, and August 8, 2011. Pursuant to the 2004 Stock Plan, dividends paid by Fulton on restricted stock awards are reinvested and subject to the same restrictions of the original award. Therefore, the number of securities underlying the restricted stock awards has been adjusted as of December 31, 2011 for dividends that have occurred since the grant date. As of December 31, 2011, the dividends reflected in the awards to Messrs. Smith, Wenger, Nugent, Shreiner and Roda were:2,665; 1,412; 1,775; 1,382; and 730, respectively

3 The restricted stock awards cliff vest (100%) three years from the date of the original grant.

4 Market value of restricted shares is based on the December 30, 2011 closing price of $9.81, the last trading day of 2011.

OPTION EXERCISES AND STOCK VESTED TABLE1

	Option Awards		Stock Awards
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting
	Acquired		Acquired
	on Exercise		on Vesting
	(#)	($)	(#)	($)
R. Scott Smith, Jr.	0	0	3,266	35,534
E. Philip Wenger	18,090	7,955	1,704	18,540
Charles J. Nugent	0	0	2,556	27,809
James E. Shreiner	0	0	1,704	18,540
Craig A. Roda	0	0	1,278	13,905
____________________

1 All of the Executives had restricted stock that vested on July 1, 2011, and Mr. Wenger exercised options on May 2, 2011.

PENSION BENEFITS TABLE[1]

Name	Plan Name	Number of Years	Present	Payments During
		Credited Service	Value of Accumulated	Last Fiscal Year
Benefit
		(#)	($)	($)
R. Scott Smith, Jr.	NA	-	-	-
E. Philip Wenger	NA	-	-	-
Charles J. Nugent	NA	-	-	-
James E. Shreiner	NA	-	-	-
Craig A. Roda	NA	-	-	-
____________________

1 In 2011, none of the Executives participated in or had an account balance in any qualified or nonqualified defined benefit plans sponsored by Fulton or any Fulton affiliate bank.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in Last	Contributions in Last	in Last FY2	Withdrawals/	at Last FYE[3]
	FY	FY1		Distributions
	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	40,812	81,623	27,525	0	1,095,202
E. Philip Wenger	16,954	33,908	(4,250)	0	199,556
Charles J. Nugent	18,367	36,733	(14,537)	0	508,466
James E. Shreiner	8,893	17,787	(3,271)	0	133,959
Craig A. Roda	7,562	15,125	52	0	66,119
____________________

1 Fulton’s contributions toward nonqualified deferred compensation for each of the Executives are listed in this column. See the table contained in footnote 7 of the Summary Compensation Table on page 37. Amounts listed as registrant contributions in this Nonqualified Deferred Compensation Table are also included as part of the Executives’ “Total All Other Compensation” in the Summary Compensation Table. 2011 contributions were credited to each of the Executive’s accounts in January 2012.

2 The Executives direct the investment of their nonqualified deferred compensation contributions into various standard investment options offered from a set menu of investment funds. In 2012, the available investment funds included Goldman Sachs Fin’l Institutional Money Market Fund #474 (FSMXX), Goldman Sachs Fin’l Square Government Fund #465 (FGTXX), Goldman Sachs Core Fixed Income Institutional (GSFIX), Federated Total Return Bond Fund (FTRBX), Vanguard Windsor II - Admiral Shares (VWNAX), T. Rowe Price Growth Stock (PRGFX), Vanguard 500 Index Fund (VFINX), Goldman Sachs Growth Opportunities I (GGOIX), Vanguard Small Cap Index Blend (NAESX), Fidelity Adv Small Cap I (FSCIX) and Fidelity Adv Diversified International I (FDVIX). The Executives may change their individual elections by completing a new election form. A discussion of the Deferred Compensation Agreements and Defined Benefit Pension Plans is included on page 31.

3 Balances include the 2011 contributions made by Fulton and credited to the Executives’ accounts in January 2012.

POTENTIAL PAYMENTS UPON TERMINATION
AND GOLDEN PARACHUTE COMPENSATION TABLE

Name	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites/	Tax	Other ($)	Total ($)
				Benefits ($)	Reimbursement ($)
Voluntary Termination[1] or Termination for Cause as of December 31, 20112 3
R. Scott Smith, Jr.	0	0	0	0	0	0	0
E. Philip Wenger	0	0	0	0	0	0	0
Charles J. Nugent	0	0	0	0	0	0	0
James E. Shreiner	0	0	0	0	0	0	0
Craig A. Roda	0	0	0	0	0	0	0
Termination Without Cause or for Good Reason – Before a Change in Control as of December 31, 20114 5
R. Scott Smith, Jr.	3,000,000	0	0	24,000	0	0	3,024,000
E. Philip Wenger	525,000	0	0	12,000	0	0	537,000
Charles J. Nugent	1,040,000	0	0	24,000	0	0	1,064,000
James E. Shreiner	375,000	0	0	12,000	0	0	387,000
Craig A. Roda	363,000	0	0	12,000	0	0	375,000
Termination Without Cause or for Good Reason - Upon or After a Change in Control as of December 31, 20116 7 8 9
R. Scott Smith, Jr.	6,282,775	1,101,898	498,278	106,000	2,312,434	0	10,301,385
E. Philip Wenger	1,694,648	564,124	169,465	74,000	783,119	0	3,285,356
Charles J. Nugent	2,555,778	802,272	255,578	106,000	1,232,904	0	4,952,531
James E. Shreiner	1,206,996	701,337	120,700	74,000	525,535	0	2,628,567
Craig A. Roda	825,334	255,629	117,789	74,000	0	0	1,272,752
Termination Due to Retirement as of December 31, 201110 11
R. Scott Smith, Jr.	0	732,307	0	2,325	0	0	734,632
E. Philip Wenger	0	330,803	0	2,300	0	0	333,103
Charles J. Nugent	0	607,837	0	1,975	0	0	609,812
James E. Shreiner	0	526,346	0	2,400	0	0	528,746
Craig A. Roda	0	146,581	0	2,300	0	0	148,881
Termination Due to Disability as of December 31, 201112 13
R. Scott Smith, Jr.	935,000	1,101,898	0	18,000	0	0	2,054,898
E. Philip Wenger	577,500	564,124	0	18,000	0	0	1,159,624
Charles J. Nugent	572,000	802,272	0	18,000	0	0	1,392,272
James E. Shreiner	412,500	701,337	0	18,000	0	0	1,131,837
Craig A. Roda	399,300	255,629	0	18,000	0	0	672,929
Termination Due to Death as of December 31, 201114 15 16
R. Scott Smith, Jr.	3,000,000	1,101,898	0	0	1,158,104	250,000	5,510,002
E. Philip Wenger	1,050,000	564,124	0	0	715,299	250,000	2,579,423
Charles J. Nugent	1,040,000	802,272	0	0	708,487	0	2,550,759
James E. Shreiner	750,000	701,337	0	0	510,928	250,000	2,212,265
Craig A. Roda	726,000	255,629	0	0	494,578	250,000	1,726,207

____________________

1 Voluntary Termination. In the event an Executive’s employment is voluntarily terminated by the Executive other than for “Good Reason,” which is defined in the Employment Agreements and described in footnote 4 below, Fulton’s obligations are limited to the payment of the Executive’s base salary through the effective date of the Executive’s termination date, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required and under the 2004 Stock Plan, unexercised stock options and unvested restricted stock grants are forfeited by the Executive as a result of voluntary termination.

2 Termination For Cause. If an Executive’s employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the Executive under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination. Under the 2004 Stock Plan, unexercised stock options and unvested restricted stock grants are forfeited by an Executive terminated for Cause, which is defined in the Employment Agreement to include an act of dishonesty constituting a felony, use of alcohol or other drugs which interferes with the performance by the Executive of the Executive’s duties, intentional refusal by the Executive to perform duties, or conduct that brings public discredit on or injures the reputation of the Corporation.

3 No value is listed under Equity because the value of the Executives’ vested stock options as of December 31, 2011 was zero.

4 Termination Without Cause or for Good Reason - Before a Change in Control. If an Executive terminates the Executive’s employment for Good Reason or his employment is terminated by Fulton “Without Cause,” the Executive is entitled to receive his base salary for a specified period of time and, in the sole discretion of Fulton, the Executive also may receive an additional cash bonus. For Messrs. Smith and Nugent, the specified period of time is two years. For the other Executives, that period is one year. The Executive also would continue to participate in employee health and other benefit plans for which the Executive is eligible during the specified time period. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis for such plan at Fulton’s cost plus any permitted gross up for any taxes applicable thereto. Under the 2004 Stock Plan, unexercised stock options and unvested restricted stock grants are forfeited by an Executive terminated Without Cause or for Good Reason. Good Reason is defined in the Employment Agreement to include a breach by Fulton of its material obligations without remedy, a significant change in the Executive’s authority, duties, compensation or benefits, or a relocation of the Executive outside a certain distance from where he previously was based. Without Cause is defined in the Employment Agreement to include any reason other than for Cause. Mr. Smith’s Retention Agreement provides for the Retention Bonus to be paid if a separation of employment were to occur Without Cause or for Good Reason.

5 Cash amount listed for each Executive includes a severance payment based on the Executive’s 2011 base salary times the applicable multiple. The Cash amount for Mr. Smith also includes the payment of his Retention Bonus. The amounts listed under Cash assume no discretionary bonus was paid to the Executives by Fulton. Equity amounts listed are the value of vested stock options as of December 31, 2011, which was zero. Perquisites/ Benefits include a monthly estimate of $1,000 for the value of health and benefit expenses paid by Fulton for the severance period attributed to each Executive.

6 Termination Without Cause or for Good Reason - Upon or After a Change in Control. The Executives and other employees have contributed to the building of Fulton into the successful enterprise it is today, and Fulton believes that it is important to protect them in the event of a “Change in Control.” Further, Fulton believes that the interests of shareholders will be best served if the interests of the Executives are aligned with them, and providing Change in Control benefits should eliminate or mitigate any reluctance of the Executives to pursue potential Change in Control transactions that may be in the best interests of shareholders. Based on a review in 2006 by the Hay Group, Fulton’s Compensation Consultant at that time, of typical Change in Control provisions offered by Fulton’s peers and the recommendation of the Hay Group, Fulton determined that the potential Change in Control benefits it offers the Executives are typical for the financial services industry and reasonable relative to the overall value of Fulton.

       A Change in Control is defined in the Employment Agreements to include the acquisition of the beneficial ownership of more than fifty percent of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert, a change in the composition of the Board of Fulton during any period of twelve consecutive months such that a majority of the Board is replaced by directors whose appointment was not endorsed by a majority of the Board before such appointment or election, the acquisition by any person or group of persons acting in concert during any twelve month period of thirty percent or more of the total voting power of the stock of Fulton or of forty percent or more of the total assets (on a gross fair value basis) of Fulton. If, during the period beginning ninety days before a Change in Control and ending two years after such Change in Control, an Executive is terminated by Fulton Without Cause or an Executive resigns for Good Reason, Fulton is required to pay the Executive a multiple of the sum of the Executive’s: (i) annual base salary immediately before the Change in Control; and (ii) the highest annual cash bonus or other incentive compensation awarded to the Executive over the prior three years. The Executive also is entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the Executive which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) payment of up to $10,000 for outplacement services; and (iii) continuation of other employee benefits to the same extent provided to employees generally for the multiple period. The HR Committee set the Change in Control payment multiple at three years in the Employment Agreements for Messrs. Smith and Nugent because this was the multiple used in their prior severance agreements. For Messrs. Wenger, Shreiner and Roda, the HR Committee set the multiple at two years.

       Except for Mr. Roda, the Employment Agreements provide that, in the event any payment or distribution by Fulton to or for the benefit of an Executive would be subject to excise tax as a Golden Parachute, the Executive will be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a “gross up” payment is required and its amount is to be made by an accounting firm, and Fulton is responsible for the accounting firm’s fees and expenses. Fulton’s Compensation Consultant advised the HR Committee in 2006 that this “gross up provision” was a typical provision in such agreements. In keeping with Fulton’s objective to offer a competitive contract, this provision was included in the Employment Agreements for all of the Executives, except Mr. Roda.

       Generally, the 2004 Stock Plan provides for vesting of unvested stock options and restricted shares upon a Change in Control, disability, retirement or death of an Executive.

7 Cash amounts listed are 2011 base salary and 2011 VCP cash incentive awards paid times applicable multiple for each Executive. The Cash amount for Mr. Smith also includes the payment of his Retention Bonus, however, the Cash amount for Mr. Roda has been reduced by $352,560 pursuant to the terms of his Employment Agreement to the extent required to avoid a federal excise tax imposition pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended. Equity amount is the value of all “in the money” options and restricted stock as of December 31, 2011. However, none of the Executives’ options were “in the money” and had no value as of December 31, 2011. Perquisites/Benefits include $10,000 for outplacement services, $1,000 per month during the severance period for the value of health and benefit expenses paid by Fulton, $20,000 per year for club memberships, vehicle and other expenses paid by Fulton for the severance period attributed to each Executive.

8 Amount listed under Pension/NQDC represents the aggregate dollar value of Fulton’s contributions to 401(k) and other retirement benefits as a result of this termination event.

9 Except for Mr. Roda, the Executives are eligible to receive Tax Reimbursement for any excise tax imposed for this termination event pursuant to their Employment Agreements. The amounts under Tax Reimbursements for all the Executives were calculated as of December 31, 2011.

10 Termination Due to Retirement. In the event an Executive terminates his employment due to retirement upon attaining age sixty-five, Fulton is obligated to pay the Executive’s base salary through the effective date of the Executive’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. Fulton would have no further obligation under the Employment Agreement; however, assuming that each Executive attained the age of sixty-five and retired as of December 31, 2011, each would have received a lump sum payment of $25 for each year of service as of December 31, 2011, a payment made to all retiring employees, plus each would have received retiree health benefits, as a supplement to the Executives’ Medicare benefits at sixty-five, at an annual estimated cost to Fulton of approximately $1,500.

       In the event an Executive terminates employment due to retirement upon attaining age sixty, and the Executive has ten or more years of consecutive service with Fulton, subject to the Treasury Rules, unvested options and restricted shares awarded under Fulton’s option plans would automatically vest. Assuming that all the Executives attained the age of sixty and retired as of December 31, 2011, none of their options would have value because they have option exercise prices above the $9.81 closing price of Fulton common stock on December 30, 2011, the last trading day of 2011. The Executives would have two years from the date of retirement to exercise their options in accordance with the terms of the awards. The value of the stock options and restricted shares that would vest upon retirement is subject to the Treasury Rules applicable to the 2010 awards which require two years of service before vesting upon retirement, therefore, the value of the 2010 restricted stock awards is not included.

11 Equity amount is the value of all “in the money” options and restricted stock as of December 31, 2011, except 2010 restricted stock awards which, pursuant to the Treasury Rules, do not vest upon retirement unless the Executive has completed two years of service after receiving the award. Perquisites/Benefits include a lump sum service award and $1,500 which is an estimate of Fulton’s annual cost of Medicare supplement benefits for the Executive.

12 Termination Due to Disability. Following an Executive’s “Disability,” defined in the Employment Agreements to be a medically determinable physical or medical impairment that is expected to result in death or to last for at least twelve months, and that either renders the Executive unable to engage in any substantial gainful activity or qualifies the Executive for benefits under a Fulton disability plan, the employment of the Executive would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months’ base salary in effect immediately prior to the date of the Disability. After this six month salary continuation period, for as long as the Executive continues to be disabled, the Executive will continue to receive at least 60% of their base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the Executive attains age sixty-five. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but are not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

13 Cash amount for all the Executives is six months at full salary and then 60% of salary for next 12 months, and for Mr. Smith, the Cash amount also includes the payment of his Retention Bonus. Equity amount is the value of all restricted stock as of December 31, 2011. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and benefit expenses paid by Fulton for 18 months.

14 Termination Due to Death. In the event of a termination of employment as a result of an Executive’s death, the Executive’s dependents, beneficiaries or estate, as the case may be, would receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, which includes the Survivors Benefit Life Insurance and twice base salary amount plus taxes due as a result of the payment under the Death Benefit Agreement described on page 31.

15 The Cash amount for all Executives is twice the Executive’s 2011 base salary under the Death Benefit Agreement, and for Mr. Smith, the Cash amount also includes the payment of his Retention Bonus. Mr. Nugent is not eligible to receive the Survivors Benefit Life Insurance Payment because he was hired after the plan eligibility date, and the amounts listed under Other are a $250,000 payment for the Survivors Benefit Life Insurance which the other Executives are eligible to receive.

16 Equity amount is the value of all “in the money” options and restricted stock as of December 31, 2011.

NON-BINDING SAY-ON-PAY RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS – PROPOSAL TWO

       Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011, or the Dodd-Frank Act, Fulton is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at the 2012 Annual Meeting to approve Fulton’s executive compensation as described in the Compensation Discussion and Analysis, the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”), and other related information in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s Executive pay program. At Fulton’s 2011 Annual Meeting, Fulton presented a similar proposal to shareholders and shareholders voted in favor of Fulton’s 2011 Say-on-Pay Proposal. However, because the shareholder vote is not binding, the outcome of the 2012 vote or any future vote may not be construed as overruling any decision by Fulton’s Board of Directors or HR Committee regarding executive compensation.

       In 2011, Fulton submitted to shareholders a non-binding proposal, asking shareholders whether Fulton should submit its Say-on-Pay proposal to shareholders every one, two or three years. This is commonly known as a “Say-When-on-Pay” proposal. The shareholders approved Fulton’s recommendation that the Say-on-Pay proposal should be submitted to shareholders on an annual basis. Although Fulton believes that having an annual Say-on-Pay vote is appropriate for 2012, Fulton’s HR Committee and Board of Directors will continue to evaluate the frequency of the non-binding Say-on-Pay proposal and might recommend that shareholders approve a different frequency in the future. Under current SEC rules, publicly traded companies are required, no less frequently than once every six years, to provide for a separate shareholder Say-When-on-Pay advisory vote in proxy statements for annual meetings to determine whether the Say-on-Pay vote will occur every one, two or three years.

       As further described in the “Compensation Discussion and Analysis” section of this proxy statement starting on page 21 Fulton’s executive compensation philosophy and program are intended to achieve three objectives: align interests of the Executives with shareholder interests; link more of the Executives’ pay to performance; and attract, motivate and retain executive talent. Fulton’s Executive compensation program currently includes a mix of base salary, incentive bonus, equity-based plans, retirement plans, health plans and other benefits. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

       The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

       “RESOLVED, that the compensation paid to Fulton’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the Compensation Tables and any related material contained in the Proxy Statement is hereby APPROVED.”

       Approval of the non-binding resolution regarding the compensation of the Named Executive Officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

       Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee and Board will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action, if any, the HR Committee or Board might take if shareholders do not approve this advisory proposal.

Recommendation of the Board of Directors

       The Board of Directors recommends that the shareholders vote FOR the non-binding resolution to approve the compensation of the Named Executive Officers.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       For the year ended December 31, 2011 and December 31, 2010, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton’s financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2011 and 2010 are summarized in the following table.

	2011	2010
Audit Fees – Annual Audit and Quarterly Reviews(1)	$1,266,720	$1,445,600
Audit Fees – Issuance of Comfort Letters and Consents	7,100	162,760
Audit Fees – Statutory Audit	40,000	52,000

Audit Fees Subtotal	1,313,820	1,660,360

Audit Related Fees	17,680	15,600
Tax Fees	43,700	0

TOTAL	$1,375,200	$1,675,960

       (1) Amounts presented for 2011 are based upon the audit engagement letter. Final billings for 2011 may differ.

       The appointment of KPMG for the fiscal year ended December 31, 2012 was approved by the Audit Committee of the Board of Directors of Fulton at a meeting on February 22, 2012. Representatives of KPMG are expected to be present at the 2012 Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

       The Audit Committee has carefully considered whether the provision of the non-audit services described above which were performed by KPMG in 2011 and 2010 would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

       All fees paid to KPMG in 2011 and 2010 were pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Securities Exchange Act of 1934. However, these types of services are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee for ratification at its next scheduled meeting.

       Based on its review and discussion of the audited 2011 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit A.

RATIFICATION OF INDEPENDENT AUDITOR – PROPOSAL THREE

       Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2012. Although shareholder approval of the selection of KPMG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is a common practice with other publicly traded companies. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2012. If Fulton’s shareholders at the 2012 Annual Meeting do not approve this proposal, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2013, but no determination has been made as to what action, if any, the Audit Committee would take if shareholders do not ratify the appointment of KPMG.

       KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through 2011. Representatives of KPMG are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

       The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012.

ADDITIONAL INFORMATION

       A copy of the Annual Report of Fulton on Form 10-K as filed with the Securities and Exchange Commission, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604.

       The Fulton Annual Report on Form 10-K for year ended December 31, 2011 and proxy statement are posted and available on Fulton’s website at www.fult.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, Nominating and Corporate Governance Committee Charter and Fulton’s Corporate Governance Guidelines, are also posted and available on Fulton’s website at www.fult.com.

       Only one proxy statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future proxy statements or to limit multiple copies to the same address should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

       If you would like to reduce the costs incurred by Fulton in mailing proxy material, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

OTHER MATTERS

       The Board of Directors of Fulton knows of no matters other than those discussed in this Proxy Statement which will be presented at the 2012 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton.

BY ORDER OF THE BOARD OF DIRECTORS

R. SCOTT SMITH, JR. Chairman of the Board and Chief Executive Officer

Lancaster, Pennsylvania
March 28, 2012

EXHIBIT A

REPORT OF AUDIT COMMITTEE

February 29, 2012

To the Board of Directors of Fulton Financial Corporation:

       We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2011.

       We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61, The Auditor’s Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

       We have received and reviewed the written disclosures and the letter from the independent auditor required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor’s independence.

       Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

George W. Hodges, Chair and Financial Expert
Donald W. Lesher, Jr., Vice Chair
John M. Bond, Jr.
Patrick J. Freer
Willem Kooyker, Financial Expert
Albert Morrison III

ATTN: SHAREHOLDER SERVICES
PO BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by your company in mailing proxy materials, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote
FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Jeffrey G. Albertson	02	Joe N. Ballard	03	John M. Bond, Jr.	04	Craig A. Dally	05	Patrick J. Freer
06	Rufus A. Fulton, Jr.	07	George W. Hodges	08	Willem Kooyker	09	Donald W. Lesher, Jr.	10	Albert Morrison III
11	R. Scott Smith, Jr.	12	Gary A. Stewart	13	E. Philip Wenger

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3	TO RATIFY THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/12.	☐	☐	☐

For address change/comments, mark here.	☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on Monday, April 30, 2012 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP
If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Meeting Invitation is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FULTON FINANCIAL CORPORATION

This proxy appoints Samuel H. Jones, Jr., Kenneth E. Shenenberger, John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on March 1, 2012, and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Monday, April 30, 2012, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR the "say-on-pay" proposal, and FOR the ratification of the appointment of KPMG LLP.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2012, which is the deadline to vote your shares through the use of the Internet or telephone.

Address change/comments:

`
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(If you noted any address changes/comments above, please mark corresponding box on reverse side.)

ATTN: SHAREHOLDER SERVICES
PO BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by your company in mailing proxy materials, you can consent to receiving future proxy statements, proxy cards and annual reports electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote
FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Jeffrey G. Albertson	02	Joe N. Ballard	03	John M. Bond, Jr.	04	Craig A. Dally	05	Patrick J. Freer
06	Rufus A. Fulton, Jr.	07	George W. Hodges	08	Willem Kooyker	09	Donald W. Lesher, Jr.	10	Albert Morrison III
11	R. Scott Smith, Jr.	12	Gary A. Stewart	13	E. Philip Wenger

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	☐	☐	☐

3	TO RATIFY THE APPOINTMENT OF KPMG LLP, AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/12.	☐	☐	☐

For address change/comments, mark here.	☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Time, Date and Location
The meeting will be held at 10:00 a.m. on Monday, April 30, 2012 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP
If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Meeting Invitation is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FULTON FINANCIAL CORPORATION

For the shares of Fulton Financial Corporation Common Stock issued to or held for the account of the person(s) signing on the reverse side ("Plan Participant") under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Voting Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Voting Plan held in the account as of March 1, 2012 in accordance with the instructions given herein, and, in its discretion, to vote upon such other business as may be properly brought before the Annual Meeting, to be held on Monday, April 30, 2012, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournments or postponements thereof.

This proxy, when properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant. If no direction is made, shares held in the Voting Plan will be voted FOR the Election of Directors, FOR the "say-on-pay" proposal, and FOR the ratification of the appointment of KPMG LLP.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2012, which is the deadline to vote your shares through the use of the Internet or telephone.

Address change/comments:

`
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(If you noted any address changes/comments above, please mark corresponding box on reverse side.)